The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the attached prospectus do not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE      , 2006
PRELIMINARY PROSPECTUS SUPPLEMENT
Filed pursuant to Rule 424(b)(5)
Registration Nos.: 333-133514 and 333-133514-01
Sovereign Capital Trust VI
                  % Capital Securities
guaranteed to the extent set forth herein by
Sovereign Bancorp, Inc.
                Sovereign Capital Trust VI will sell to the public           of its           % capital securities ($1,000 liquidation amount per capital security), representing undivided preferred beneficial interests in its assets, and will sell to Sovereign Bancorp, Inc. common securities, representing undivided common beneficial interests in its assets. The Trust will use the proceeds from the sale of the capital securities and the common securities to buy Sovereign Bancorp, Inc.           % Junior Subordinated Notes due 2036, in a principal amount equal to such proceeds.
      We may, subject to prior approval, if then required, of the Office of Thrift Supervision (or any successor bank regulatory agency having jurisdiction over Sovereign), redeem the capital securities in whole or in part at any time on or after                     2016, for cash in an amount equal to the “par redemption amount.” See “Description of the Capital Securities — Redemption.”
      We may also, subject to prior approval, if then required, of the Office of Thrift Supervision (or any successor bank regulatory agency having jurisdiction over Sovereign), redeem the capital securities at any time prior to                     , 2016, in whole, but not in part, for cash in an amount equal to the greater of (i) the “par redemption amount” and (ii) the “make-whole redemption amount.” See “Description of the Capital Securities — Redemption.”
      The capital securities will not be listed, quoted or traded on or by any securities exchange, listing authority or quotation system.

      Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-9.
       Neither the Securities and Exchange Commission nor state securities regulators have approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds,
		Underwriting	Before
	Price to	Discounts and	Expenses, to
	Public	Commissions(2)	the Trust

Per capital security(1)	$1,000.00		$$1,000.00
Total	$	$	$

(1)	Plus accumulated distributions, if any, from the original issue date.

(2)	Sovereign will pay all underwriting discounts and commissions.
      The capital securities are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.
      The underwriters are offering the capital securities as set forth under “Underwriting.” Delivery of the capital securities in book-entry form through The Depository Trust Company is expected to be made on or about June       , 2006.
Joint Book-Running Managers

Citigroup	Bear, Stearns & Co. Inc.	JPMorgan	Santander Investment
Co-Managers

Lehman Brothers	Morgan Stanley	Sovereign Securities Corporation
Prospectus Supplement to Prospectus dated April 25, 2006.

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
      This prospectus supplement describes the specific terms of the capital securities, the junior subordinated notes, and the guarantee and supplements the description of each of those securities included in the attached prospectus. You should rely only on the information included or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If information in this prospectus supplement is inconsistent with the attached prospectus, the information in this prospectus supplement supersedes the information in the attached prospectus.
      This prospectus supplement and the attached prospectus do not constitute an offer to sell or the solicitation of an offer to buy the capital securities in any jurisdiction in which that offer or solicitation is unlawful. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.
      Capitalized terms used, but not defined, in this prospectus supplement are defined in the attached prospectus.
      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Sovereign,” “we,” “us,” “our,” or similar references, mean Sovereign Bancorp, Inc., any reference to the “Trust” means Sovereign Capital Trust VI, references to the “capital securities” mean the Trust’s           % capital securities, references to the “common securities” mean the Trust’s           % common securities, and references to the “junior subordinated notes” mean our           % junior subordinated notes due 2036.

S-iii

FORWARD-LOOKING STATEMENTS
      The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Sovereign. Sovereign may from time to time make forward-looking statements in Sovereign’s filings with the Securities and Exchange Commission in its reports to shareholders (including its 2005 Annual Report) and in other communications by Sovereign, which are made in good faith by Sovereign, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the disclosure communications by Sovereign, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “will,” “would,” “believe,” “expect,” “hope,” “anticipate,” “estimate,” “intend,” “plan,” “strive,” “hopefully,” “try,” “assume” or similar expressions constitute forward-looking statements.
      These forward-looking statements include statements with respect to Sovereign’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of Sovereign, including statements relating to:

•	growth in net income, shareholder value and internal tangible equity generation;

•	growth in earnings per share;

•	return on equity;

•	return on assets;

•	efficiency ratio;

•	Tier 1 leverage ratio;

•	annualized net charge-offs and other asset quality measures;

•	fee income as a percentage of total revenue;

•	ratio of tangible equity to assets or other capital adequacy measures;

•	book value and tangible book value per share; and

•	loan and deposit portfolio compositions, employee retention, deposit retention, asset quality and reserve adequacy.
      These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements. Although Sovereign believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond Sovereign’s control). The following factors, among others, could cause Sovereign’s financial performance to differ materially from its goals, plans, objectives, intentions, expectations, forecasts and projections (and the underlying assumptions) expressed in the forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies in which Sovereign conducts operations;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	adverse changes that may occur in the securities markets, including those related to the financial condition of significant issuers in our investment portfolio;

•	Sovereign’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and its ability to realize related revenue synergies and cost savings within expected time frames;

S-iv

•	the possibility that expected merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at acquisition date and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	deposit attrition, customer loss, revenue loss and business disruption following Sovereign’s acquisitions, including adverse effects on relationships with employees may be greater than expected;

•	anticipated acquisitions may not close on the expected closing date or may not close at all;

•	the conditions to closing anticipated acquisitions, including stockholder and regulatory approvals, may not be satisfied;

•	Sovereign’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services and vice versa;

•	the ability of Sovereign and its third party vendors to convert and maintain Sovereign’s data processing and related systems on a timely and acceptable basis and within projected cost estimates;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretation of generally accepted accounting principles;

•	technological changes;

•	competitors of Sovereign may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Sovereign;

•	changes in consumer spending and savings habits;

•	acts of terrorism or domestic or foreign military conflicts; and acts of God, including natural disasters;

•	regulatory or judicial proceedings;

•	changes in asset quality;

•	if Sovereign acquires companies with weak internal controls, it will take time to get the acquired company up to the same level of operating effectiveness as Sovereign’s internal control structure. Sovereign’s inability to address these risks could negatively affect Sovereign’s operating results; and

•	Sovereign’s success in managing the risks involved in the foregoing.
      If one or more of the factors affecting Sovereign’s forward-looking information and statements proves incorrect, then its actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, Sovereign cautions you not to place undue reliance on any forward-looking information and statements. The effect of these factors is difficult to predict. New factors emerge from time to time and we cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward looking statement. Any forward looking statements only speak as of the date of this document.
      Sovereign does not intend to update any forward-looking information and statements, whether written or oral, to reflect any change. All forward-looking statements attributable to Sovereign are expressly qualified by these cautionary statements.

S-v

SUMMARY
      This summary provides an overview of selected information and does not contain all the information you should consider. Before making an investment decision about whether to invest in the capital securities, you should carefully read this entire prospectus supplement, the attached prospectus and the documents incorporated by reference into this prospectus supplement and the attached prospectus, including the financial data and information contained in this prospectus supplement, the section entitled “Risk Factors,” Sovereign’s Annual Report on Form 10-K for the year ended December 31, 2005, and Sovereign’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006.
Sovereign Capital Trust VI
      The Trust is a statutory trust formed under Delaware law and is governed by:

•	an amended and restated declaration of trust, dated as of June , 2006, executed by Sovereign, as sponsor, and the trustees of the Trust, which we refer to as the “declaration of trust”; and

•	a certificate of trust filed with the Secretary of State of the State of Delaware.
      The Trust exists exclusively to:

•	issue and sell its capital securities to the public;

•	issue and sell its common securities to Sovereign;

•	use the proceeds from the sale of the securities to purchase the junior subordinated notes;

•	distribute to the holders of its capital securities and common securities the cash payments it receives on the junior subordinated notes; and

•	engage only in those other activities which are necessary or related to those listed above.
      The capital securities offered by this prospectus supplement and the attached prospectus will be all of the outstanding capital securities of the Trust.
      Sovereign has agreed to pay all fees and expenses related to the Trust and the offering of the capital securities and common securities.
      The Bank of New York, a New York banking corporation, will act as the property trustee of the Trust. Three individuals who are our officers and employees or are officers and employees of our affiliates will act as administrative trustees of the Trust. The principal executive office of the Trust is c/o Sovereign Bancorp, Inc., 1105 North Market Street, 7th Floor, Wilmington, Delaware 19801, telephone number (610) 208-6316.
      The Bank of New York (Delaware) is the Delaware trustee of the Trust with the address of: The Bank of New York (Delaware), 502 White Clay Center, Route 273, Newark, Delaware 19711, telephone number (302) 283-8079.
Sovereign Bancorp, Inc.
General
      Sovereign is the parent company of Sovereign Bank, a financial institution with approximately $83 billion in assets, nearly 800 community banking offices, over 1,000 ATMs and about 12,000 team members in Pennsylvania, New Jersey, Connecticut, New Hampshire, New York, Rhode Island, Delaware, Massachusetts and Maryland. Sovereign’s primary business consists of attracting deposits from its network of community banking offices, and originating small business and middle market commercial and asset-based loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. Sovereign also purchases portfolios of residential mortgage loans and other consumer loans originated throughout the United States.
      Sovereign Bank was organized in 1984. Sovereign was incorporated in 1987, and since 1990, it has acquired 28 financial institutions, branch networks and related businesses. Eighteen of these acquisitions, with assets totaling approximately $54 billion, have been completed since 1995.
      Sovereign believes that as a result of continuing consolidation in the financial services industry, there is an increasing need for a super-community bank in the northeastern United States. Sovereign considers a super-community bank to be a bank with the size and range of commercial, business and consumer products to compete with larger institutions, but with the orientation to relationship banking and personalized service usually found at smaller community banks.
      In response to this need, in 1996, Sovereign initiated a strategy to transform itself from a traditional mortgage lender into a super-community bank. During 2000, Sovereign substantially completed this transformation by acquiring $12.3 billion of deposits, $8.0 billion of loans, and 281 community banking offices located in Massachusetts, Rhode Island, Connecticut and New Hampshire from FleetBoston Financial Corporation. As a result of that transaction, Sovereign doubled its deposit base, changed the mix of loans and deposits to be more characteristic of a commercial bank, and increased the breadth and depth of senior and middle management. Sovereign has since completed four additional acquisitions of community banks in New England and Pennsylvania with aggregate assets and deposits of approximately $13.3 billion and $8.6 billion, respectively.
      With the dual goals of filling in the geographic gap between its banking offices in New England and its banking offices in Pennsylvania, New Jersey, Delaware and Maryland, and entering the desirable greater New York metropolitan market, on June 1, 2006, Sovereign acquired Independence Community Bank Corp. (“Independence”), a financial institution headquartered in Brooklyn, New York with approximately $19.0 billion of assets as of March 31, 2006.
      Sovereign is a Pennsylvania business corporation and its principal executive offices are located at 1500 Market Street, Philadelphia, Pennsylvania and its telephone number is (215) 557-4630. Sovereign Bank is headquartered in Wyomissing, Pennsylvania, a suburb of Reading, Pennsylvania.
      Sovereign Bank is a federally chartered savings bank and operates in a heavily regulated environment. Changes in laws and regulations affecting Sovereign and its subsidiaries may have an impact on its operations. See “Business — Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus supplement.
Recent Developments
Transactions
      On June 1, 2006, Sovereign completed its acquisition of Independence for 3.6 billion in cash. Independence was headquartered in Brooklyn, New York and had approximately $19.0 billion in assets, $12.6 billion in net loans, $3.4 billion in investments, $11.0 billion in deposits, $5.3 billion of borrowings and other debt obligations and $2.3 billion of stockholders’ equity at March 31, 2006. Upon completion of the transaction, 126 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties, New York, and New Jersey were added to Sovereign Bank’s franchise. As a result of this transaction, Sovereign is one of the few financial institutions in the nation with a substantial presence from Philadelphia through Boston and north into the rest of New England.
      In order to finance a portion of the purchase price payable in connection with its acquisition of Independence, Sovereign, on May 31, 2006, sold approximately 88.7 million shares of its common stock to Banco Santander Central Hispano, S.A. (“Santander”) (representing 19.8% of Sovereign’s outstanding common stock after giving effect to the purchase) for approximately $2.4 billion in cash at a purchase price of $27.00 per share, which represented a premium of 21% to Sovereign’s market price as of the date prior to the closing of Santander’s investment. Santander can increase its ownership up to 24.9% of Sovereign’s outstanding common stock at market prices, subject to certain standstill restrictions and regulatory limitations.
      Santander is the ninth largest bank in the world by market capitalization. It has over 10,000 offices and a presence in over 40 countries. It is the largest financial institution in Spain and Latin America, and has a significant presence elsewhere in Europe, including Portugal, where it is the third largest banking group, and the United Kingdom. It also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In the United States, Santander’s depositary shares, representing shares of Santander common stock, trade on the New York Stock Exchange under the symbol “STD.”

THE OFFERING

Issuer	Sovereign Capital Trust VI (which we refer to as the “Trust”), is a Delaware statutory trust.

Securities offered	The Trust is offering the capital securities at a public offering price of $1,000 per security. The Trust will use the proceeds from the sale of its securities to purchase the junior subordinated notes. The junior subordinated notes will be the Trust’s only assets.

Distributions	The liquidation amount for each capital security is $1,000. If you purchase capital securities, you will be entitled to receive cumulative cash distributions at an annual rate of $ for each capital security. This amount represents % of the $1,000 liquidation amount for each capital security. If the Trust is dissolved and its assets distributed, you will be entitled to receive the $1,000 liquidation amount for each capital security you own, or an equal principal amount of junior subordinated notes, in each case plus accumulated but unpaid distributions, from the assets of the Trust available for distribution after payment of liabilities owed to any creditors. If the Trust does not have sufficient funds available for distribution, you may not receive the full liquidation amount and accumulated but unpaid distributions. For a complete description of the capital securities, see “Description of Capital Securities.”

Distributions on the capital securities will accumulate from June , 2006, the original issue date. The Trust will pay distributions semiannually in arrears on and of each year, beginning , 2006. The Trust will pay distributions only when it has funds available for payment.

Common securities	Sovereign will purchase all of the common securities of the Trust, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. Except as described under the heading “Ranking” below, the common securities will rank equally with the capital securities in payment priority. Normally, holders of the common securities will have sole voting power on matters to be voted upon by the Trust’s security holders.

Junior subordinated notes	The Trust will purchase $ aggregate principal amount of junior subordinated notes from Sovereign. The junior subordinated notes will be issued under a junior subordinated indenture and a fifth supplemental indenture between Sovereign and BNY Midwest Trust Company, as trustee, which we collectively refer to as the “indenture” and which is described under “Description of Junior Subordinated Notes.” The junior subordinated notes will:

• bear interest, beginning on , 2006 (the original issue date), at an annual rate of % per $1,000 principal amount per note;

• pay interest semiannually, subject to our right to defer interest payments for up to 10 consecutive semiannual interest periods as described below;

• mature on June , 2036, although we may prepay the junior subordinated notes earlier under the circumstances described below; and

• be issued in minimum denominations of $1,000 and integral multiples of $1,000.

Guarantor	Sovereign will irrevocably and unconditionally guarantee the obligations of the Trust to the extent described in this prospectus supplement and the attached prospectus. See “Relationship Among the Capital Securities, the Junior Subordinated Notes, and the Guarantee.”

Guarantee of the capital securities	We will guarantee the capital securities on a limited basis. The guarantee will require us to pay accrued and unpaid distributions, redemption payments and liquidation payments on the capital securities on behalf of the Trust only to the extent the Trust has funds available for payment. However, the guarantee will not require us to make payments on behalf of the Trust if the Trust does not have sufficient funds to make payments on the capital securities. The sole source of funds for the Trust will be payments we make on the junior subordinated notes held by the Trust.

Use of Proceeds	The Trust will use the net proceeds from the offering of the capital securities and the sale of the common securities to Sovereign to purchase the junior subordinated notes. Sovereign will use the net proceeds from the sale of the junior subordinated notes for general corporate purposes. See “Use of Proceeds.”

Ranking	The capital securities generally will rank equally with the common securities in payment priority. The Trust will make distributions and other payments on the capital securities and common securities based on a proportionate allocation of the payments the Trust receives from us on the junior subordinated notes. However, upon the occurrence of any event of default under the declaration of trust, the rights of the holders of the common securities to receive payments of distributions, payment upon liquidation and redemption, and other payments will be subordinated to the rights to payment of the holders of the capital securities. For a more detailed explanation, see “Description of Capital Securities — Subordination of Common Securities” in this prospectus supplement.

The junior subordinated notes will be unsecured and rank subordinate and junior in right of payment to all of our current and future senior debt, as defined in the attached prospectus. The guarantee will rank (a) subordinate and junior in right of payment to all of our other existing and future liabilities, including contingent liabilities; (b) equally with all of our other junior subordinated notes now outstanding or that we may issue in the future and with any guarantee now outstanding or that we may enter into in the future with respect to any other trust preferred securities; and (c) senior to our common stock and our preferred stock. As of the date of this prospectus supplement, we had approximately $1.5 billion aggregate principal amount of junior subordinated debt securities outstanding. For a more detailed explanation, see “Description of Junior Subordinated Notes” below and “Description of Debt Securities — Subordination” in the attached prospectus. Please also see “Risk Factors — We will pay holders of our senior debt before we pay the Trust as the holder of our junior subordinated notes and before we pay holders of the capital securities under the guarantee.”

Deferral of distributions	We will have the right, on one or more occasions, to defer interest payments on the junior subordinated notes for up to 10 consecutive semiannual interest periods, but not beyond the maturity date. After we make all interest payments that we have deferred, including any accrued interest on the deferred interest payments, we can defer interest payments again for up to another 10 consecutive semiannual interest periods, provided that the deferral period does not extend beyond the maturity date.

If we defer interest payments on the junior subordinated notes, the Trust will defer distributions on the capital securities for the same period. During any deferral period, distributions on the capital securities will continue to accumulate at an annual rate of % of the $1,000 liquidation amount per capital security. In addition, the deferred distributions will accrue additional interest, to the extent permitted by applicable law, at an annual rate of %, compounded semiannually.

While we defer interest payments on the junior subordinated notes, we generally will not be permitted to take certain actions, including paying dividends on our common stock or any series of our preferred stock then outstanding. See “Description of Capital Securities — Our Covenants” for a more detailed discussion.

If we defer interest payments on the junior subordinated notes, during the deferral period the capital securities will be treated for United States federal income tax purposes as having been issued with original issue discount. This means that you will be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see “Certain United States Federal Income Tax Considerations” in this prospectus supplement for a more complete discussion.

Redemption of capital securities and prepayment of junior subordinated notes	The capital securities have no stated maturity, but must be redeemed upon the maturity of the junior subordinated notes or their earlier prepayment. The junior subordinated notes will mature on June , 2036, unless prepaid earlier.

Except as described under “Ranking” or if an event of default occurs as described under “Description of Debt Securities — Events of Default” in the attached prospectus, the aggregate liquidation amount of capital securities and common securities to be redeemed will be allocated proportionately, approximately 97% to the capital securities and approximately 3% to the common securities. See also “Description of Capital Securities — Redemption” and “Description of Junior Subordinated Notes” in this prospectus supplement.

We also can cause the redemption of the capital securities and common securities by prepaying the junior subordinated notes, subject to prior approval, if then required, from the Office of Thrift Supervision, which we refer to as the “OTS” (or any successor bank regulatory agency having jurisdiction over Sovereign):

• in whole or in part, on one or more occasions, at any time at our election on or after , 2016 at the par prepayment amount; or

• in whole, but not in part, at any time prior to , 2016, at a price equal to the greater of (i) the par prepayment amount and (ii) the make-whole prepayment amount. See “Description of the Capital Securities — Redemption.”

The redemption price of the capital securities upon prepayment of the junior subordinated notes, if on or after , 2016, will be equal to the par redemption amount and, if prior to , 2016, will be equal to the greater of (i) the par redemption amount and (ii) the make-whole redemption amount. For a description of when we may prepay the junior subordinated notes, see “Description of Junior Subordinated Notes — Prepayment.”

Distribution of junior subordinated notes	We will have the right to dissolve the Trust at any time, subject to the prior approval, if then required, of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign). If we exercise our dissolution right, and after satisfaction of the Trust’s liabilities to its creditors, the Trust will distribute the junior subordinated notes to the holders of the capital securities and common securities based on their respective liquidation amounts.

Events of default	An event of default under the declaration of trust will occur when there is an event of default under the junior subordinated notes. These events of default are described under the heading “Description of Debt Securities — Events of Default” in the attached prospectus and are limited to nonpayment of interest on the junior subordinated notes, subject to our right to defer interest payments for up to 10 consecutive semiannual interest payment periods, and specified types of events involving our bankruptcy, insolvency, reorganization, and dissolution.

The ability of holders of the capital securities to enforce any rights against us if an event of default occurs will be limited. See “Description of Junior Subordinated Notes — Events of Default and the Rights of Capital Securities Holders to Take Action Against Us.”

Voting rights	Holders of the capital securities will have no voting rights, except as described below under “Description of the Capital Securities — Events of Default, Waiver and Notice” and “— Voting Rights” and as otherwise required by law and the declaration of trust.

Book entry	The capital securities will be represented by one or more global securities that will be deposited with, or on behalf of, and registered in the name of The Depository Trust Company, which we refer to as “DTC,” or its nominee. You will not receive a certificate representing your capital securities, and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities. For a description of the book-entry system, see “Description of the Capital Securities — Form of Capital Securities” and “Book-Entry Issuance” in this prospectus supplement.

Expected ratings	We expect that the capital securities will be rated Baa2 by Moody’s Investor Service, Inc. and BB+ by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. Neither of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Listing	The capital securities will not be listed, quoted or traded on or by any securities exchange, listing authority or quotation system.

Property trustee, indenture trustee, and guarantee trustee	The Bank of New York will act as the property trustee of the Trust and as guarantor trustee under the guarantee of the capital securities. BNY Midwest Trust Company, an affiliate of The Bank of New York, will act as indenture trustee under the indenture for the junior subordinated notes.

RISK FACTORS
      Your investment in the capital securities involves risks. This prospectus supplement does not describe all of those risks.
      In consultation with your own financial and legal advisors, you should consider carefully the following risks before deciding whether an investment in the capital securities is suitable for you. The capital securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the capital securities or financial matters in general. You should not purchase capital securities unless you understand and know that you can bear these investment risks.
      Because the Trust will rely only on the payments it receives from us on the junior subordinated notes to make all payments on the capital securities, and because the Trust may distribute the junior subordinated notes to you in exchange for the capital securities, you also are making an investment decision with regard to the junior subordinated notes. You should review carefully the information in this prospectus supplement and the attached prospectus about the capital securities, the junior subordinated notes, and the guarantee. For more information regarding risks that may materially affect our business and results, please refer to the information under the caption “Item IA. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus supplement.
      The information in this prospectus supplement and the attached prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related or other risks particular to their investment.
      We will pay holders of our senior debt before we pay the Trust as the holder of our junior subordinated notes and before we pay holders of the capital securities under the guarantee.
      Our obligations under the junior subordinated notes and the guarantee will be unsecured and rank junior in priority of payment to all of our current and future senior debt, as defined in the attached prospectus. As of March 31, 2006, we had senior debt outstanding of approximately $0.8 billion on a nonconsolidated basis. The guarantee will rank senior only to our common stock and any series of our preferred stock then outstanding, including our Series C Non-Cumulative Perpetual Preferred Stock that was issued on May 1, 2006.
      As of the date of this prospectus supplement, approximately $1.5 billion aggregate principal amount of our other previously issued junior subordinated notes and corresponding guarantees were outstanding. Those notes rank equally with the junior subordinated notes offered by this prospectus supplement.
      The capital securities, the junior subordinated notes, and the guarantee will not limit our ability, or that of any of our subsidiaries, to incur additional indebtedness, liabilities, and obligations, including indebtedness, liabilities, and obligations that rank senior to or equal with the junior subordinated notes and the guarantee. The claims of the creditors of our subsidiaries will rank prior to our equity interest in those subsidiaries.
      You should not rely on receiving distributions from the capital securities through maturity of the junior subordinated notes. The Trust may redeem the capital securities prior to the maturity of the junior subordinated notes under various circumstances, which would be a taxable event to you. You may not be able to reinvest the proceeds at the same or a higher rate of return.
      We may prepay the junior subordinated notes as described under “Description of Junior Subordinated Notes — Prepayment,” subject to prior approval, if then required, from the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign). If we prepay the junior subordinated notes (1) on or after                     , 2016, the Trust will redeem the capital securities called for redemption at the par redemption amount or (2) before                     , 2016, the Trust will redeem the capital securities at the greater of (i) the par redemption amount and (ii) make-whole redemption amount, as described under “Description of the Capital Securities — Redemption”. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

      If the Trust redeems the capital securities, prevailing market conditions at that time may prevent you from reinvesting the money you receive upon redemption at a rate equal to or higher than the rate of return on the capital securities.
      If we do not make payments to the Trust on the junior subordinated notes, the Trust will not be able to pay distributions on the capital securities, and you will not be able to rely on the guarantee for payments.
      The ability of the Trust to timely pay distributions on the capital securities and to pay the liquidation amount of $1,000 per capital security upon liquidation will depend solely upon our making the related payments on the junior subordinated notes when due. If we default on our obligation to pay interest on, or the principal of, the junior subordinated notes, the Trust will not have sufficient funds to pay distributions on, or the liquidation amount of, the capital securities.
      In addition, our guarantee applies only to the extent that the Trust has funds available for payment. Therefore, if we default on our interest and other payment obligations on the junior subordinated notes, the Trust will not have funds available for payment, and you will not be able to rely upon the guarantee for payment.
      A deterioration in Sovereign Bank’s financial condition, results of operations or cash flow could adversely affect our ability to pay principal or interest on our indebtedness.
      Our primary source of cash to make payments on our debt is dividends and other distributions from Sovereign Bank, which are limited, among other things, by the level of Sovereign Bank’s capital, liquidity, earnings and related regulatory capital and other requirements.
      A significant deterioration in Sovereign Bank’s financial condition, earnings or cash flow, as a result of an economic downturn and a corresponding decrease in credit quality or otherwise, could limit Sovereign Bank’s ability to pay cash dividends to us, which, in turn, would limit our ability to service our indebtedness and trust preferred expense.
      Federal banking laws and our holding company structure also restrict the ability of Sovereign Bank to provide funds to us.
      We are a holding company that conducts substantially all of our operations through Sovereign Bank and our other subsidiaries. As a result, our ability to make payments on our debt will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.
      Federal banking laws, regulations and policies also limit Sovereign Bank’s ability to pay dividends and make other distributions to us. Sovereign Bank must obtain prior approval from the OTS to declare a dividend or make any other capital distribution if, after such dividend or distribution:

•	Sovereign Bank’s total distributions to us within that calendar year would exceed 100% of Sovereign Bank’s net income during the year plus retained net income for the prior two years; or

•	Sovereign Bank is not adequately capitalized at the time.
      In addition, prior approval of the OTS would be required if Sovereign Bank’s examination or Community Reinvestment Act ratings fall below certain levels or Sovereign Bank is notified by the OTS that it is a problem association or an association in troubled condition. Also, even if prior OTS approval is not required, Sovereign Bank must give the OTS 30 days prior notice of the declaration of any dividend to us. The OTS may deny an application for approval for any capital distribution that it determines would constitute an unsafe or unsound practice. In addition, as a holding company, our rights and the rights of our creditors to participate in the assets of Sovereign Bank upon any liquidation, receivership or reorganization will be subject to the prior claims of Sovereign Bank’s creditors, including Sovereign Bank’s depositors, and thus, your ability as a holder of the capital securities to benefit indirectly from any such liquidation, will also be subject to the prior claims of creditors of Sovereign Bank. As a result, the capital securities will effectively be subordinated to all existing and future liabilities and obligations of Sovereign Bank.

      You may not be able to enforce directly your rights against Sovereign if an event of default occurs. You may have to rely on the property trustee to enforce your rights.
      If an event of default under the junior subordinated notes occurs and is continuing, that event also will be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated notes, to enforce your rights against us.
      You may bring a legal action against us directly only if an event of default under the declaration of trust occurs, or if we fail to pay, when due, interest on, or the principal of, the junior subordinated notes and, in either case, the property trustee fails to enforce its rights.
      We may defer distributions on the capital securities. You may have to include interest on the capital securities in your taxable income before you receive cash distributions.
      We may defer interest payments on the junior subordinated notes one or more times. Each deferral period may last for up to 10 consecutive semiannual interest periods, but may not extend beyond the maturity date of the junior subordinated notes. During a deferral period, the Trust will defer the corresponding distributions on the capital securities.
      If we defer interest payments on the junior subordinated notes and the Trust defers distributions on the capital securities, during the deferral period you will have to accrue and report as original issue discount for United States federal income tax purposes your proportionate share of deferred interest on the junior subordinated notes held by the Trust. As a result, you will have to include that accrued interest in your gross income for United States federal income tax purposes before you receive any cash distributions. You also will not receive payment of the accrued and unpaid interest following the deferral period if you sell the capital securities before the record date for the deferred distributions, even if you held the capital securities on the date that the payments would have been paid but for the deferral of the payments.
      Currently, we do not intend to exercise our right to defer interest payments on the junior subordinated notes. However, if we exercise our deferral right, the market price of the capital securities may be adversely affected. If you sell your capital securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the capital securities. In addition, because of our right to defer interest payments, the market price of the capital securities may be lower or more volatile than the market prices of other securities that are not subject to such deferral rights.
      If you sell your capital securities between record dates for distribution payments, you will have to include accrued but unpaid distributions in your taxable income.
      If you sell your capital securities before the record date for a distribution payment, you will not receive the distribution payment for that period. However, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated notes through the date of your disposition, to the extent not previously included in income.
      When you sell your capital securities, you generally will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.
      See “Certain United States Federal Income Tax Considerations” in this prospectus supplement for more information.
      We generally control the Trust, and your voting rights will be very limited. Your interests may not be the same as our interests.
      As holders of all of the common securities of the Trust, we will have substantially all of the voting rights for the Trust, including the right to amend the declaration of trust without your consent. The holders of capital securities will have no voting rights except as we describe in this prospectus supplement and the attached prospectus, or as otherwise required by law or the declaration of trust.

      An active trading market for the capital securities may not develop.
      The capital securities will not be listed, quoted or traded on or by any securities exchange, listing authority or quotation system and there may be little or no secondary market for the capital securities. Even if a secondary market for the capital securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We do not expect that there will be any public trading market for the capital securities. In addition, the offer or sale of a large block of the capital securities by any holder of the capital securities could materially and adversely affect the price for the capital securities in the secondary market.
      We may experience difficulties in integrating Independence
      Our ability to achieve the benefits we anticipate from our acquisition will depend in large part upon whether we are able to convert the systems and otherwise integrate the businesses of Sovereign and Independence in an efficient and effective manner. We may not be able to integrate these businesses smoothly or successfully, and the process may take longer than expected. The integration of certain operations following the acquisition of Independence will require the dedication of significant management resources, which may distract management’s attention from day-to-day business. Integration planning, which commenced in the fourth quarter of 2005, has already required significant management resources. If we are unable to successfully integrate the operations of Sovereign and Independence, we may be unable to realize the cost savings, revenue growth and other anticipated benefits we expect to achieve as a result of the acquisition of Independence and our business and results of operations could be adversely affected.
      If Independence’s business does not perform well or we do not integrate it successfully, we may incur significant charges to write down the goodwill established in the acquisition.
      As a result of our acquisition of Independence, we established goodwill and other intangibles of approximately $2.6 billion. Under Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” we must test our goodwill annually for impairment and, if we determine that the goodwill has been impaired, we must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. If Independence’s business does not perform well or if we are unable to integrate it successfully into our operations, we may incur significant charges to net income to write down the goodwill, which could have a material adverse effect on our results of operations or financial condition.

SELECTED CONSOLIDATED FINANCIAL DATA
      The following table sets forth selected unaudited consolidated financial data of Sovereign. The financial data are based on the financial statements included in the Form 10-K for the year ended December 31, 2005 and the unaudited financial statements included in the Form 10-Q for the quarter ended March 31, 2006 of Sovereign filed with the SEC, which are incorporated by reference in this prospectus supplement, and should be read in conjunction therewith. Data for the three months ended March 31, 2006 and 2005 reflect, in the opinion of management of Sovereign, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data under U.S. generally accepted accounting principles. Results for the three months ended March 31, 2006 and 2005 are not necessarily indicative of results for any other interim period or for the year as a whole.

	At or For the Three Months
	Ended March 31,		At or For the Year Ended December 31,

	2006	2005	2005	2004	2003	2002	2001

	(Unaudited)
	(Dollars in thousands, except per share data)
Balance Sheet Data
Total assets(2)	$65,059,940	$58,942,048	$63,678,726	$54,489,026	$43,517,433	$39,600,674	$35,484,352
Loans, net of allowance(2)	44,742,553	39,898,558	43,384,248	36,240,076	25,832,869	22,905,056	20,144,431
Investment securities	12,669,911	11,549,201	12,557,328	11,546,877	12,618,971	11,366,077	10,465,116
Deposits and other customer accounts	38,820,147	36,685,756	37,977,706	32,555,518	27,344,008	26,851,089	23,348,004
Borrowings and other debt obligations	19,216,159	15,554,598	18,720,897	16,140,128	12,197,603	8,829,289	8,939,770
Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding junior subordinated debentures of Sovereign and minority interest-preferred securities of subsidiaries(3)	206,141	204,286	205,660	203,906	202,136	596,957	604,528
Stockholders’ equity	$5,899,832	$5,705,217	$5,810,699	$4,988,372	$3,260,406	$2,764,318	$2,202,481
Summary Statement of Operations
Total interest income(1)	$839,533	$670,224	$2,962,587	$2,255,917	$1,951,888	$2,076,654	$2,234,687
Total interest expense(3)	435,575	262,878	1,330,498	819,327	724,123	899,924	1,168,193
Net interest income	403,958	407,346	1,632,089	1,436,590	1,227,765	1,176,730	1,066,484
Provision for credit losses	29,000	22,000	90,000	127,000	161,957	146,500	97,100
Net interest income after provision for credit losses	374,958	385,346	1,542,089	1,309,590	1,065,808	1,030,230	969,394
Total non-interest income(1)	134,341	124,267	602,664	450,525	499,439	413,071	402,191
General and administrative expenses	279,979	257,114	1,089,204	942,661	852,364	813,784	777,285
Other expenses(3)	44,792	63,789	163,429	236,232	157,984	162,962	454,430
Income before income taxes	184,528	196,689	892,120	581,222	554,899	466,555	139,870
Income tax provision	43,130	50,538	215,960	127,670	153,048	124,570	23,049
Net Income(4)(5)	$141,398	$146,151	$676,160	$453,552	$401,851	$341,985	$116,821
Share Data
Common shares outstanding at end of period (in thousands)	358,851	374,337	358,018	345,775	293,111	261,624	247,470
Basic earnings per share(4)(5)	$0.39	$0.40	$1.86	$1.41	$1.45	$1.32	$.48
Diluted earnings per share(4)(5)	$0.38	$0.38	$1.77	$1.36	$1.38	$1.23	$.45
Common share price at end of period	$21.91	$22.16	$21.62	$22.55	$23.75	$14.05	$12.24
Dividends declared per common share	$0.06	$0.03	$0.170	$0.115	$0.10	$0.10	$0.10
Selected Financial Ratios Book value per common share(6)	$16.42	$15.22	$16.21	$14.41	$11.12	$10.57	$8.90
Dividend payout ratio(7)	15.26%	7.12%	9.02%	8.21%	6.99%	7.62%	21.10%
Return on average assets(8)	0.90%	1.03%	1.11%	0.90%	0.97%	0.91%	0.34%
Return on average equity(9)	9.72%	10.61%	11.92%	10.74%	13.41%	13.50%	5.51%
Average equity to average assets(10)	9.21%	9.71%	9.34%	8.36%	7.24%	6.71%	6.15%

(1)	In accordance with regulatory reporting guidance issued in the first quarter of 2006, Sovereign reclassified loan prepayment fees and late fees from non-interest income to interest income. Prior periods were reclassified to conform to the current period presentation.

(2)	Effective December 31, 2005, Sovereign reclassified its reserve for unfunded commitments to other liabilities from the allowance for loan loss. Prior period results have been reclassified to conform to the current presentation.

(3)	Effective July 1, 2003, management elected to change its accounting policy to treat its Trust Preferred Security obligations as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was included in Other Expenses since the obligations were classified on the consolidated balance sheet as Company – Obligated Mandatorily Redeemable Preferred Securities. Periods prior to July 1, 2003 have not been reclassified to conform to the new presentation (see Note 12 to the Consolidated Financial Statements for further discussion).

(4)	Net income includes after-tax merger-related charges, debt extinguishment charges and other charges of $15 million ($0.04 per diluted share) in 2005, $98 million ($0.28 per diluted share) in 2004, $19 million ($0.07 per diluted share) in 2003, $14 million ($0.05 per diluted share) in 2002 and $170 million ($0.66 per diluted share) in 2001.

(5)	Effective January 1, 2002, Sovereign adopted the fair value expense provisions of Statements of Financial Accounting Standards (SFAS) Nos. 123, “Accounting for Stock Based Compensation,” and SFAS No. 142, “Goodwill and Other Intangible Assets.” See Notes to the Consolidated Financial Statements for further discussion regarding the impact to 2002 reported results of the change in accounting related to these pronouncements.

(6)	Book value per share is calculated using stockholders’ equity divided by common shares outstanding at end of period.

(7)	Dividend payout ratio is calculated by dividing total dividends paid by net income for the period.

(8)	Return on average assets is calculated by dividing net income by the average balance of total assets for the year.

(9)	Return on average equity is calculated by dividing net income by the average balance of stockholders’ equity for the year.

(10)	Average equity to average assets is calculated by dividing the average balance of stockholders’ equity for the year by the average balance of total assets for the year.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
      The following unaudited pro forma condensed combined financial information consolidates the historical condensed consolidated balance sheet at March 31, 2006 and the historical condensed consolidated statements of income for the year ended December 31, 2005 and for the three months ended March 31, 2006 of Sovereign, which are derived from our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2005 and our unaudited financial statements contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2006 with the historical condensed combined balance sheet at March 31, 2006 and the historical condensed combined statement of income for the year ended December 31, 2005 and for the three months ended March 31, 2006 of Independence, which are derived from Independence’s audited financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and Independence’s unaudited financial statements contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 2006. The historical financial statements were prepared in conformity with U.S. generally accepted accounting principles (GAAP). The unaudited pro forma condensed combined financial information has been prepared using the assumptions described in the notes thereto.
      The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto as well as the historical consolidated financial statements as of and for the year ended December 31, 2005 and for the three months ended March 31, 2006 of Sovereign included in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively (which are incorporated by reference herein) and of Independence included in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q (which are not incorporated by reference herein).
      This unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Independence been effective during the periods presented or of the future financial position or future results of operations of the consolidated company. The unaudited pro forma condensed combined financial information as of and for the periods presented may have been different had the companies actually been consolidated as of or during those periods due to, among other factors, possible revenue enhancements, expense efficiencies and integration costs. Additionally, as discussed in Note A, the actual allocation of the purchase price to the acquired assets and liabilities may vary materially from the assumptions used in preparing the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2006

					Pro forma
	Sovereign	Independence	Adjustments		Sovereign

	(In thousands)
Assets
Cash and amounts due from depository institutions	$997,447	$729,938	$(414,722	)B	$1,312,663
Investments:
Available-for-sale	7,063,492	3,391,261	—		10,454,753
Held-to-maturity	4,936,066	—	—		4,936,066
Other investments	670,353	—	165,044	G	835,397

Total investments	12,669,911	3,391,261	165,044		16,226,216

Loans:	45,164,413	12,736,118	(37,103	)C	57,863,428
Less allowance for loan losses	(421,860)	(99,349)	—		(521,209)

Total loans, net	44,742,553	12,636,769	(37,103)		57,342,219

Premises and equipment, net	408,119	162,182	13,121	C	583,422
Goodwill/CDI	2,911,973	1,250,192	(1,250,192	)C	5,499,295
			252,942	C
			2,334,380	C
Bank owned life insurance	1,027,403	340,592	—		1,367,995
Other assets	2,302,534	463,720	6,930	E	2,629,059
			20,919	C
			(165,044	)G

Total assets	$65,059,940	$18,974,654	$926,275		$84,960,869

Liabilities and Stockholders’ Equity
Liabilities:
Deposits and other customer related accounts	$38,820,147	$11,027,570	$(19,175	)C	$49,828,542
Borrowings and other debt obligations	19,216,159	5,303,417	(131,902	)C	24,987,674
			600,000	B
Other liabilities	917,661	361,800	64,084	C	1,458,510
			95,166	C
			19,799	E

Total liabilities	58,953,967	16,692,787	627,972		76,274,726

Minority interests	206,141	—	—		206,141
Stockholders’ equity:
Preferred Stock	—	—	200,000	B	200,000
Common Stock	3,657,038	1,897,805	(1,897,805	)C	5,669,001
			2,393,039	B
			(381,076	)B
Warrants and stock options	335,717	—	—		335,717
Unallocated ESOP shares	(21,396)	(58,087)	58,087	C	(21,396)
Treasury stock	(466,328)	(457,957)	457,957	C	(85,252)
			381,076	B
Accumulated other comprehensive income/(loss)	(211,760)	(69,971)	69,971	C	(211,760)
Retained earnings	2,606,561	970,077	(970,077	)C	2,593,692
			(12,869	)C

Total stockholders’ equity	5,899,832	2,281,867	298,303		8,480,002

Total liabilities and stockholders’ equity	$65,059,940	$18,974,654	$926,275		$84,960,869

Unaudited Pro Forma Condensed Combined Statement of Income
For the three months ended March 31, 2006

						Pro forma
	Sovereign		Independence	Adjustments		Sovereign

	(In thousands, except per share data)
Interest and dividend income:
Interest on interest-earning deposits	$2,116		$3,528	$—		$5,644
Interest on investment securities	149,251		41,810	1,841	G	197,790
				4,888	D
Interest on loans	688,166		177,422	2,126	D	867,714

Total interest and dividend income	839,533		222,760	8,855		1,071,148

Interest expense:
Deposits and related customer accounts	231,837		61,476	3,123	D	296,436
Borrowings	203,738		51,866	7,928	D	275,157
				11,625	D

Total interest expense	435,575		113,342	22,676		571,593

Net interest income	403,958		109,418	(13,821)		499,555
Provision for credit losses	29,000		—	—		29,000

Net interest income after provision for credit losses	374,958		109,418	(13,821)		470,555
Non-interest income:
Total fees and other income before securities transactions	134,341		29,631	(872	)D	161,259
				(1,841	)G
Net gain on investments and related derivatives transactions	—		2,074	—		2,074

Total non-interest income	134,341		31,705	(2,713)		163,333

Non-interest expense:
General and administrative:
Compensation and benefits	143,778		44,032	—		187,810
Occupancy and equipment	64,193		13,560	164	D	77,917
Other administrative expenses	72,008		19,414	—		91,422

Total general and administrative	279,979		77,006	164		357,149
Other expenses:
Amortization of core deposit intangibles	17,219		2,707	9,731	D	29,657
Other minority interest expense	5,992		—	—		5,992
Equity method investments	10,042		—	—		10,042
Proxy and related professional fees	14,337		—	—		14,337
Merger-related and integration charges (reversal)	(2,798)		—	—		(2,798)

Total other expenses	44,792		2,707	9,731		57,230

Total non-interest expense	324,771		79,713	9,895		414,379

Income before income taxes	184,528		61,410	(26,429)		219,509
Income tax expense	43,130		19,651	(9,250	)D	53,531

Net income	$141,398		$41,759	$(17,179)		$165,978

Dividends on preferred stock	—		—	3,650		3,650
Net income available for common stockholders	141,398		41,759	(20,829	)F	162,328
Net income for diluted EPS	$147,725	F	$41,759	$(20,829	)F	$168,655	F

Basic earnings per share	$0.39		$0.53			$0.36	F
Diluted earnings per share	$0.38		$0.52			$0.35	F

Unaudited Pro Forma Condensed Combined Statement of Income
For the twelve months ended December 31, 2005

						Pro forma
	Sovereign		Independence	Adjustments		Sovereign

	(In thousands, except per share data)
Interest and dividend income:
Interest on interest-earning deposits	$8,756		$11,767	$—		$20,523
Interest on investment securities	566,809		166,727	7,602	G	760,054
				18,916	D
Interest on loans	2,343,214		659,085	8,078	D	3,010,377

Total interest and dividend income	2,918,779		837,579	34,596		3,790,954

Interest expense:
Deposits and related customer accounts	624,590		162,868	12,492	D	799,950
Borrowings	705,908		175,846	30,141	D	958,395
				46,500	D

Total interest expense	1,330,498		338,714	89,133		1,758,345

Net interest income	1,588,281		498,865	(54,537)		2,032,609
Provision for loan losses	90,000		—	—		90,000

Net interest income after provision for loan losses	1,498,281		498,865	(54,537)		1,942,609

Non-interest income:
Total fees and other income before securities transactions	634,759		118,243	(3,486	)D	741,914
				(7,602	)G
Net gain on investments and related derivatives transactions	11,713		6,637	—		18,350

Total non-interest income	646,472		124,880	(11,088)		760,264

Non-interest expense:
General and administrative
Compensation and benefits	538,912		149,122	—		688,034
Occupancy and equipment	246,993		52,287	656	D	299,936
Other administrative expenses	303,299		85,044	—		388,343

Total general and administrative	1,089,204		286,453	656		1,376,313
Other expenses:
Amortization of core deposit intangibles	73,821		11,380	36,491	D	121,692
Trust preferred securities and other minority interest expense	23,208		—	—		23,208
Equity method investments	43,660		—	—		43,660
Loss on debt extinguishment	187		—	—		187
Proxy and professional fees	5,827		—	—		5,827
Restructuring	3,982		—	—		3,982
Merger-related and integration charges	12,744		—	—		12,744

Total other expenses	163,429		11,380	36,491		211,300

Total non-interest expense	1,252,633		297,833	37,147		1,587,613

Income before income taxes	892,120		325,912	(102,772)		1,115,260
Income tax expense	215,960		112,440	(35,970	)D	292,430

Net income	$676,160		$213,472	$(66,802)		$822,830

Dividends on preferred stock	—		—	14,600		14,600
Net income available for common stockholders	676,160		213,472	(81,402)		808,230
Net income for EPS	$701,587	F	$213,472	$(81,402	)F	$833,657	F

Basic earnings per share	$1.86		$2.70			$1.79	F
Diluted earnings per share	$1.77		$2.62			$1.72	F

A.	Basis of Presentation
      The accompanying condensed combined pro forma financial statements include the historical financial position and results of operations of Sovereign, adjusted to give effect to the acquisition of Independence. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Independence acquisition been completed at the beginning of the period indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. The Independence acquisition was completed on June 1, 2006.
      Under U.S. generally accepted accounting principles, the merger will be accounted for using the purchase method of accounting and, as such, the assets and liabilities of Independence were recorded upon acquisition at their estimated fair values. The allocation of the total purchase price reflected in the unaudited pro forma condensed combined financial statements is preliminary and is based on the assets and liabilities, as well as other assumptions and factors including market interest rates, existing at the date the merger was assumed to have occurred. The actual purchase accounting adjustments will be based on the estimated fair values of the assets acquired and liabilities assumed as of the date of the acquisition. A preliminary allocation of the purchase cost for the acquisition has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on Sovereign’s preliminary analysis, estimates and assumptions. Accordingly, the final purchase accounting adjustments and merger related charges may be materially different from the amounts reflected in the unaudited pro forma condensed combined financial statements included in this document. Increases or decreases in the fair value of assets and liabilities, commitments and other items of Independence as compared to the information included in this document may change the amount of purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments to yield and/or amortization of the adjusted assets or liabilities. The effects of the allocation of the purchase price, calculated as of March 31, 2006, on the unaudited pro forma condensed combined statement of income are reflected as if the transaction occurred on January 1, 2005 for purposes of the unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2005 and for the three months ended March 31, 2006. The unaudited pro forma condensed combined balance sheet assumes the transaction was completed on March 31, 2006. Certain reclassifications have been included in the accompanying unaudited pro forma condensed combined balance sheet and accompanying unaudited pro forma condensed combined income statement to conform presentation to Sovereign’s accounting policies (see Note G). Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are summarized as follows:
      The fair values for the assets and liabilities of Independence were estimated as follows:

•	Mortgage servicing assets. The fair value is estimated by discounting the future cash flows using current market rates for mortgage loan servicing with adjustment for market and credit risks.

•	Loans. Fair value is estimated by discounting cash flows using estimated market discount rates at which similar loans would be made to borrowers and reflect similar credit ratings and interest rate risk for the same remaining maturities. The allowance for loan losses is deemed to be a reasonable estimate of the credit losses inherent within the portfolio.

•	Investments. The fair value of investment securities is based on quoted market prices as of March 31, 2006.

•	Deposits. The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings accounts and certain money market accounts, is equal to the amount payable on demand as of the balance sheet date. The fair value of fixed-maturity certificates of deposit is estimated by discounting cash flows using currently offered rates for deposits of similar remaining maturities.

•	Borrowings and Other Debt Obligations. Fair value is estimated by discounting cash flows using rates currently available to Sovereign for other borrowings with similar terms and remaining maturities. Certain debt instruments are valued using available market quotes.

•	Core Deposit Intangible. The fair value for the core deposit intangible asset was estimated by calculating a 3.5% premium on core deposits of Independence.

•	Other Assets and Other Liabilities. With the exception of the previously mentioned mortgage servicing assets, the carrying amounts of other assets and liabilities have been assumed to be a reasonable estimate of fair value.
      The premiums on mortgage servicing rights are amortized in proportion to, over the period of, the estimated net servicing income, which approximates 6 years. The premium on time deposits is amortized to interest expense over their weighted average contractual lives of 2 years to approximate a constant yield to maturity. The discount on loans amortized to interest income over their estimated lives of 3 to 5 years based on prepayment assumptions and the contractual features of each loan (such as interest rate, loan term, origination date, etc.) to approximate a constant yield to maturity. The discount on investment securities was amortized to interest income over their estimated lives of approximately 6 years based on prepayment assumptions and the contractual features of the investments to approximate a constant yield to maturity. The discount on borrowings and other debt is amortized to interest expense over the weighted average maturity of 2 years to approximate a constant yield to maturity. The core deposit intangible asset is amortized to expense over 10 years on an accelerated basis. The fair value adjustment for property and equipment is amortized over 20 years.

B.	Calculation of Purchase Price of Independence Acquisition
      The preliminary estimate of the cost to acquire Independence includes (in thousands):

Cash	$3,469,627
Cash paid for Independence options and restricted stock outstanding	138,133

Total	$3,607,760
      Under the terms of the merger agreement between Sovereign and Independence, shareholders of Independence received $42.00 in cash for each share of Independence common stock that they owned. Stock options to purchase approximately 5.6 million shares (with a weighted average exercise price of $22.96) of Independence’s common stock and restricted stock awards of approximately 0.7 million shares were cashed out by Sovereign pursuant to the merger agreement. To finance the Independence acquisition, Sovereign issued approximately 88.7 million shares of common stock to Santander at $27.00 per share for net proceeds of approximately $2.4 billion. Additional financing was provided through a combination of Sovereign’s available cash and proceeds from offerings of other securities. See “Summary — Sovereign Bancorp, Inc. — Recent Developments” and “— Issuance and Sale of Depositary Shares and Capital Securities” and “— Financing Independence” in this prospectus supplement.

C.	Calculation of Goodwill and Allocation of Purchase Price of Sovereign/Independence
      The pro forma excess of cost over net assets acquired for the Independence acquisition was calculated as follows (in thousands):

Purchase price	$3,607,760
Net assets acquired	2,281,867

$1,325,893

      The excess of cost over the net assets was allocated to acquired assets and liabilities as follows (in thousands):

March 31,
2006

Loans	$(37,103)
Property and equipment	13,121
Mortgage servicing rights	20,919
Core deposit intangible	252,942
Deposits	19,175
Borrowings and other debt obligations	131,902
Other liabilities	(64,084)
Goodwill	1,084,187
Deferred Tax asset (liability), net at 35%	(95,166)

Total	$1,325,893

      In Sovereign’s initial due diligence efforts for the Independence acquisition, preliminary restructuring plans were made by Sovereign’s management related to closing certain specifically identified acquired branch locations. An accrual was estimated for the total discounted net cash flow liability that Sovereign would incur on remaining lease obligations for these closed branches. The preliminary restructuring plan also identified certain severance and certain other benefit payments that would be made to specifically identified terminated employees, as well as termination payments for canceling certain redundant servicing contracts. Additionally, the merger agreement requires Sovereign to fund $20 million to a charitable trust on the date of acquisition to continue Independence’s charitable donations in its New York metropolitan market place. The preliminary restructuring plans will be implemented within 12 months after the closing of the transaction. The total of these accruals was $64.1 million and they are reflected within other liabilities above. The remaining adjustments noted above are purchase accounting adjustments to reflect the difference between the historical cost values for certain assets and liabilities to fair market value.

D.	Sovereign/Independence Pro Forma Adjustments
      The following tables summarize the pro forma adjustments included in the accompanying unaudited pro forma condensed combined statement of income. These adjustments are based on purchase accounting adjustments calculated as of March 31, 2006 (in thousands).

	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31,	December 31,
	2006	2005

Amortization of discount on loans	$2,126	$8,078
Amortization of discount on investment securities	4,888	18,916
Amortization of discount on deposits	(3,123)	(12,492)
Amortization of discount on borrowings and other debt obligations	(7,928)	(30,141)
Interest expense on additional borrowings	(11,625)	(46,500)
Amortization of premium on mortgage servicing rights	(872)	(3,486)
Amortization of premium on property and equipment	(164)	(656)
Incremental amortization expense for core deposit intangible	(9,731)	(36,491)

Total	$(26,429)	$(102,772)

      Income tax expense for the above pro forma adjustments was provided using a 35% tax rate.

      The following table summarizes the estimated net future impact of the amortization of the purchase accounting adjustments for the pro forma purchase price allocation made in the March 31, 2006 condensed combined pro forma balance sheet in connection with the Independence merger (in thousands):

Net (Decrease) in
Income before
Projected Future Amounts	Income
For Years Ended December 31,	Taxes

2006	$(69,223)
2007	$(54,016)
2008	$(47,548)
2009	$(26,119)
2010	$(29,930)

E.	Sovereign/ Independence Merger Related Charges
      In connection with the acquisition of Independence, Sovereign expects to incur non-recurring charges of approximately $19.8 million on the acquisition date related to closure of existing Sovereign branches and retention bonuses for certain employees of Independence, which will be recorded in the income statement of Sovereign within the 12 month period after completion of the merger. These charges are based on Sovereign management’s preliminary integration and restructuring plans. These plans will be finalized prior to the closing of the Independence acquisition and will be implemented within 12 months after the closing of the transaction. The cost of the special items has been reflected in the accompanying condensed combined pro forma balance sheet as of March 31, 2006 as follows (in thousands):

Accrued liabilities	$19,799
Deferred taxes at 35%	6,930

Retained earnings	$12,869

      Additionally, Sovereign expects to incur approximately $48 million of merger related charges during the second half of 2006 related to integrating data processing platforms, incremental advertising expenditures due to Sovereign entering the Metro New York marketplace, and other customer conversion related items.
      Since these charges are non-recurring and are expected to be incurred within one year of the completion of the merger, they have not been included in the accompanying pro forma condensed combined statement of income.

F.	Earnings Per Share
      Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding over the period presented. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common stock equivalents. Pro forma basic and diluted weighted average number of common stock utilized for the calculation of earnings per share for the periods presented were calculated using Sovereign’s historical basic and diluted weighted average common stock plus the shares of Sovereign common stock issued to Santander on May 31, 2006. Pro forma basic and diluted earnings per share include the impact of the estimated distributions that will be made to holders of the capital securities. The following tables reconcile the adjustments to the weighted average basic and diluted earnings per share calculation for the twelve-month period ended December 31, 2005 and the three month period ended March 31, 2006 (in thousands).
For the Year Ended December 31, 2005:

				Pro forma
	Sovereign	Independence	Adjustments	Sovereign

Net income	$676,160	$213,472	$(66,802)	$822,830
Dividends on preferred stock	—	—	(14,600)	(14,600)

Net income available for common shareholders	676,160	213,472	(81,402)	808,230
Contingently convertible trust expense, net of tax	25,427	—	—	25,427

Net income for EPS for common shareholders	$701,587	$213,472	$(81,402)	$833,657

Weighted average shares:
Basic	363,655	79,163	88,389	452,044
Diluted	396,187	81,550	88,389	484,576
Basic earnings per share	$1.86	$2.70		$1.79
Diluted earnings per share	$1.77	$2.62		$1.72
For the Three Months Ended March 31, 2006:

				Pro forma
	Sovereign	Independence	Adjustments	Sovereign

Net income	$141,398	$41,759	$(17,179)	$165,978
Dividends on preferred stock	—	—	(3,650)	(3,650)

Net income available for common shareholders	141,398	41,759	(20,829)	162,328
Contingently convertible trust expense, net of tax	6,327	—	—	6,327

Net income for EPS for common shareholders	147,725	41,759	(20,829)	168,655
Weighted average shares:
Basic	358,930	78,375	88,594	447,524
Diluted	390,825	80,712	88,594	479,419
Basic earnings per share	$0.39	$0.53		$0.36
Diluted earnings per share	$0.38	$0.52		$0.35

G.	Reclassifications to conform with Sovereign accounting policies
      Effective December 31, 2005, Sovereign changed its accounting policy with respect to the classification of its investments in FHLB stock. As a result of this change, Sovereign reclassified these investments from “Investments available for sale” to “Other investments.” Sovereign records dividends received on FHLB stock within “Interest on investments.” The adjustments in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements were recorded to conform the treatment of Independence’s FHLB stock and related dividends to Sovereign’s accounting policy, since Independence classified this investment within “other assets” and the related dividends within “fees and other income before securities transactions.”

RATIOS OF EARNINGS TO FIXED CHARGES AND RATIOS OF EARNINGS TO
FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
      The following table presents the consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividend requirements for Sovereign for the periods indicated.

Three Months
	Ended	Year Ended December 31,
March 31,
	2006	2005	2004	2003	2002	2001

Ratio of Earnings to Fixed Charges:
Including interest on deposits	1.41x	1.64x	1.66x	1.70x	1.48x	1.11x
Excluding interest on deposits	1.85x	2.17x	2.01x	2.20x	1.91x	1.26x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements:
Including interest on deposits	1.41x	1.64x	1.66x	1.70x	1.48x	1.11x
Excluding interests on deposits	1.85x	2.17x	2.01x	2.20x	1.91x	1.26x
      Prior to May 1, 2006, Sovereign did not have any preferred stock outstanding, and it did not have any preferred stock outstanding at any time during the five years ended December 31, 2005. Therefore, Sovereign has not had any preferred dividend requirements for any of the five years ended December 31, 2005 or for the quarter ended March 31, 2006.
USE OF PROCEEDS
      We estimate that the proceeds from the sale of the capital securities will be approximately $           million, after deducting the underwriters’ discounts and commissions and estimated offering expenses. The Trust will use the proceeds from the offering of the capital securities and the sale of the common securities to Sovereign to purchase the junior subordinated notes. We will use the net proceeds from the sale of the junior subordinated notes for general corporate purposes.

CAPITALIZATION
      The following table sets forth our historical and unaudited pro forma capitalization as of March 31, 2006, as adjusted to give effect to (i) this offering of the capital securities and (ii) our acquisition of Independence and the related financings:

		Adjusted for the
		Acquisition of
		Independence, this
		Issuance of Capital
		Securities and the
	Actual	Related Financings(1)

	(In millions)
Borrowings and other debt obligations	$19,216	$24,988
Stockholders’ Equity:
Common stock	3,657	5,669
Preferred stock	—	200
Warrants and stock options	335	335
Unallocated ESOP shares	(21)	(21)
Treasury stock, at cost	(466)	(85)
Accumulated other comprehensive loss	(212)	(212)
Retained earnings	2,607	2,594

Total stockholders’ equity	5,900	8,480

Total capitalization	$25,116	$33,468

(1)	Related financings include (a) Sovereign’s sale of approximately 88.7 million shares of common stock to Santander for approximately $2.4 billion, which Sovereign completed on or May 31, 2006 (b) Sovereign’s recent issuance and sale of $200 million of perpetual preferred stock, and (c) Sovereign’s subsidiaries’ recent sale of $325 million of trust preferred securities in separate offerings.
      These adjustments reflect management’s best estimate of the forms and amounts of financing at the time of this offering. The actual form of acquisition financing may involve different forms of financing and/or different amounts of the same types of securities.

ACCOUNTING TREATMENT
      The Trust will not be consolidated on our balance sheet in accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes, we will recognize the junior subordinated notes that we will sell to the Trust as a liability and the amount we will invest in the Trust’s common securities as an asset. We will record the interest we pay on the junior subordinated notes as interest expense on our income statement.
THE TRUST
      The Trust is a statutory trust formed under Delaware law and is governed by an amended and restated trust agreement, which we refer to as the “declaration of trust,” to be executed by Sovereign, as sponsor, a property trustee, a Delaware trustee, and Thomas D. Cestare, Larry K. Davis and Thomas R. Brugger as administrative trustees, and a certificate of trust, dated as of April 16, 2004, filed with the Secretary of State of the State of Delaware. The Trust’s business and affairs will be conducted by The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the three individual administrative trustees, who are employees of Sovereign. The Trust exists for the exclusive purpose of issuing the capital securities (which are preferred securities of the Trust) and the common securities of the Trust, investing the proceeds from these sales in the junior subordinated notes, distributing to the holders of its capital securities and common securities the cash payments it receives on the junior subordinated notes and engaging in only those other activities that are necessary or incidental to its other activities mentioned above. Accordingly, the junior subordinated notes will be the sole assets of the Trust, and payments under the junior subordinated notes will be the sole source of revenue of the Trust. All of the common securities of the Trust will be owned by Sovereign. The common securities will rank equally, and payments will be made on them pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the declaration of trust resulting from an event of default under the indenture, which we refer to as an “indenture event of default,” the rights of Sovereign as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the capital securities. Sovereign will acquire common securities in an aggregate liquidation amount at least equal to 3% of the total capital of the Trust.
      The property trustee will hold title to the junior subordinated notes for the benefit of holders of the capital securities and the common securities and, as the holder of the junior subordinated notes, the property trustee will have the power to exercise all rights, powers and privileges of a holder of junior subordinated notes under the indenture. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the junior subordinated notes for the benefit of holders of the capital securities and the common securities. Sovereign will guarantee payments on the capital securities as described in “Description of the Guarantee.” The guarantee trustee will hold this guarantee for the benefit of holders of the capital securities. Sovereign will also guarantee payments on the common securities on a similar basis, but the common securities guarantee will be subordinated to the capital securities guarantee if an event of default occurs and continues. Sovereign, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees will be at least two; and provided further that at least one trustee will be a Delaware trustee, at least one trustee will be the property trustee (which may also act as Delaware trustee) and at least one trustee will be an administrative trustee. Sovereign, as issuer of the junior subordinated notes, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority upon the Trust) upon the offering of the capital securities and be responsible for all debts and obligations of the Trust (other than with respect to the capital securities and the common securities).
      For so long as the capital securities remain outstanding, Sovereign will covenant (1) to maintain direct or indirect ownership of all of the common securities, (2) to use reasonable efforts to cause the

Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust, (3) to use reasonable efforts to ensure that the Trust will not be an “investment company” under the Investment Company Act of 1940 and (4) not to take any action that would be reasonably likely to cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.
      The rights of holders of capital securities, including economic rights, rights to information and voting rights, are set forth in the declaration of trust and the Delaware Statutory Trust Act. The declaration of trust incorporates by reference the terms of the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”
      The office of the Delaware trustee is located at 502 White Clay Center, Route 273, Newark, Delaware 19771. The principal place of business of the Trust is c/o Sovereign Bancorp, Inc., 1105 North Market Street, 7th Floor, Wilmington, Delaware 19801, telephone (610) 208-6316.
      We anticipate that the Trust will not be subject to the reporting requirements of the Securities Exchange Act of 1934.
DESCRIPTION OF CAPITAL SECURITIES
      The following, together with “Description of Trust Preferred Securities and Trust Guarantees” in the attached prospectus, describes the material terms of the capital securities. If the description of the capital securities in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. You also should read the declaration of trust, the Delaware Statutory Trust Act, and the Trust Indenture Act. We have filed with the SEC a form of the declaration of trust as an exhibit to the registration statement pertaining to this prospectus supplement and the attached prospectus.
      The Trust will issue the capital securities under the terms of the declaration of trust. The declaration of trust is qualified under the Trust Indenture Act. The Bank of New York will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the declaration of trust and the Delaware Statutory Trust Act and those made part of the declaration of trust by the Trust Indenture Act. Because the purchase of capital securities will also involve an investment decision regarding the junior subordinated notes, you should read “Description of Junior Subordinated Notes,” “Description of Guarantee,” and “Relationship Among the Capital Securities, the Junior Subordinated Notes and the Guarantee” in this prospectus supplement. The following description of the material terms of the capital securities in this prospectus supplement contains only a summary of their material terms and is not complete. We will file final copies of the declaration of trust and the guarantee as well as the fifth supplemental indenture, including the junior subordinated notes, as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in this prospectus supplement and the attached prospectus. In addition, you may request copies of these documents from us at our address set forth under “Incorporation by Reference.” We urge you to read these documents in their entirety because they, and not this description or the descriptions referred to above, will define your rights as a holder of the capital securities.
      Registered holders of capital securities will be treated as the owners thereof for all purposes. Except as set forth below, only registered holders will have rights under the declaration of trust.
General
      Each capital security will represent an undivided beneficial interest in the assets of the Trust.
      The capital securities will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of capital securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

      You may present definitive capital securities for registration of transfer and exchange, without service charge, at our office or agency in New York City, which shall initially be the corporate trust office or agency of the property trustee in New York City. For information regarding registration of transfer and exchange of global securities, see “— Form of Capital Securities.”
      The capital securities will be limited to $          aggregate liquidation amount outstanding. The capital securities will rank equally with, and payments will be made on the capital securities on a pro rata basis with, the common securities. However, the capital securities will rank senior to the common securities as to payment if an indenture event of default has occurred and is continuing, as described under “— Subordination of Common Securities” below. The declaration of trust does not permit the Trust to issue any securities other than the capital securities and common securities or to incur any indebtedness.
      The property trustee will hold the junior subordinated notes in trust for the benefit of the holders of the capital securities and common securities.
Distributions
      Distributions on the capital securities will be fixed at an annual rate of           % of the stated liquidation amount of $1,000 per capital security. Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions, to the extent permitted by applicable law, at an annual rate of           % of the unpaid distributions, compounded semiannually. The term “distribution” includes any additional distributions payable unless otherwise stated.
      The amount of distributions payable for any full distribution period will be calculated on the basis of a 360-day year of twelve 30-day months. The amount of distribution payable for any period that is less than a full period will be calculated using a 360-day year of twelve 30-day months and the actual number of days elapsed in the partial month.
      Distributions on the capital securities:

•	will be cumulative;

•	will accumulate from , 2006, the original issue date of the capital securities;

•	will be payable semiannually in arrears on and of each year, beginning , 2006; and

•	will cease to accrue at the maturity of the junior subordinated notes or upon earlier redemption of the capital securities.
      Funds available for distribution will be limited to payments received from us on the junior subordinated notes.
      As long as the capital securities are in book entry form, the record date will be one business day before the relevant payment dates.
Payments
      The Trust generally will pay distributions on the capital securities to DTC, or its nominee, for remittance to its participants. DTC then will credit the relevant accounts at DTC on the applicable payment dates. If the securities certificates for the capital securities are not held by or on behalf of DTC or its nominee, the Trust will make the payments by check mailed to the addresses of the holders as those addresses appear on the books and records of the Trust on the relevant record dates. The record date for book-entry only capital securities will be the business day before the relevant payment date.
      The Trust will pay distributions through the property trustee. The property trustee will hold payments received on the junior subordinated notes in the property account for the benefit of the holders of the capital securities and common securities.

      If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay. However, if the next succeeding business day is in the next calendar year, the distribution will be paid on the immediately preceding business day.
      The term “business day” means any weekday that (1) is not a legal holiday in New York, New York, or Philadelphia, Pennsylvania, and (2) is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.
Deferral of Distributions
      We will have the right to defer interest payments on the junior subordinated notes at any time and from time to time by extending the interest payment period for a period of up to 10 consecutive semiannual interest periods, but not beyond the maturity of the junior subordinated notes. We refer to this extended period as a “deferral period.”
      As a consequence of any interest deferral, the Trust will defer the semiannual distribution payments on the capital securities during the applicable deferral period, as well as the payment of any additional distributions, as described above, that would be required to be paid on those deferred payments. The accumulated but unpaid distributions will continue to accumulate additional distributions, to the extent permitted by applicable law, at an annual rate of           %, compounded semiannually, during the deferral period. During a deferral period, we will be subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes. See “Description of Capital Securities — Our Covenants” in this prospectus supplement for more information regarding these restrictions and certain exceptions.
      If the Trust defers distributions, the deferred distributions, including amounts that have accrued on the deferred distributions, will be paid on the distribution payment date following the last day of the deferral period to the holders on the record date for that distribution payment date. Upon termination of a deferral period and payment of all amounts due on the capital securities, we may elect to begin a new deferral period.
      Currently, we do not intend to exercise our right to defer interest payments by extending the interest payment period on the junior subordinated notes.
Redemption
      The capital securities have no stated maturity, but must be redeemed upon the maturity of the junior subordinated notes or their earlier prepayment. When we pay or prepay the junior subordinated notes, whether at their                     , 2036 maturity date or upon earlier prepayment, the property trustee will apply the proceeds from that payment to redeem capital securities and common securities ratably having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated notes maturing or being prepaid. The redemption price per capital security at maturity of the junior subordinated notes will equal the $1,000 liquidation amount, plus accumulated but unpaid distributions to the date of payment. See “Description of Junior Subordinated Notes — Prepayment.”
      If less than all of the junior subordinated notes are to be prepaid, then the aggregate liquidation amount of the capital securities and common securities to be redeemed will be allocated to the capital securities and common securities pro rata in accordance with the respective amounts outstanding, except in the case of an indenture event of default that is continuing. See “— Subordination of Common Securities” below.

      We will have the right, subject to prior approval, if then required, of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign), to prepay the junior subordinated notes:

•	on or after , 2016, in whole or in part, on one or more occasions, at any time at our election, at the par prepayment amount; and

•	in whole, but not in part, at any time prior to , 2016, at a price equal to the greater of (i) the par prepayment amount and (ii) the make-whole prepayment amount.
      “comparable treasury issue” means the U.S. Treasury security selected by the quotation agent as having a term comparable to the period from the redemption date or prepayment date, as applicable, to                     , 2016 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.
      “comparable treasury price” means, with respect to a redemption date or prepayment date, as applicable, (1) the average of five reference treasury dealer quotations for such redemption date or prepayment date, as applicable, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.
      “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors, available through the Board of Governors of the Federal Reserve System’s website at http://www.federalreserve.gov/releases/ H15/ or any successor site or publication. Neither we nor the Trust make any representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.
      “make-whole prepayment amount” means the sum of the present value of (i) the aggregate principal amount outstanding of the junior subordinated notes discounted from the interest payment date falling on                     , 2016 to the date fixed for prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the make-whole rate, and (ii) the present values of scheduled semi-annual interest payments from the date fixed for prepayment through and including the interest payment date on                     , 2016, discounted from such interest payment date to the date fixed for prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the make-whole rate, plus any accrued and unpaid interest, together with any amounts accrued on deferred interest to the date of prepayment, as calculated by the quotation agent.
      “make-whole rate” means the Treasury rate plus 0.50%.
      “make-whole redemption amount” means the sum of the present value of (i) the aggregate liquidation amount of the capital securities discounted from the distribution payment date falling on                     , 2016 to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the make-whole rate, and (ii) the present values of scheduled semi-annual distribution payments from the date fixed for redemption through and including the distribution payment date on                     , 2016, discounted from such distribution payment date to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the make-whole rate, plus any accrued and unpaid distributions, together with any amounts accumulated on deferred distributions to the date of redemption, as calculated by the quotation agent.
      “par prepayment amount” means 100% of the principal amount of the junior subordinated notes to be prepaid, plus accrued and unpaid interest, together with any amounts accrued on deferred interest, on such junior subordinated notes to the date of prepayment.
      “par redemption amount” means 100% of the liquidation amount of the capital securities called for redemption, plus accumulated and unpaid distributions, together with any amounts accumulated on deferred distributions, on such capital securities to the date of redemption.
      “quotation agent” means one of the reference treasury dealers appointed by us.

      “redemption price” means (1) an amount of cash equal to the par redemption amount, if such redemption date is on or after                     , 2016 or (2) an amount of cash equal to the greater of (i) the par redemption amount and (ii) the make-whole redemption amount, if the redemption date is before                     , 2016.
      “reference treasury dealer” means (1) Citigroup Global Markets Inc. and (2) any additional primary U.S. government securities dealers in New York City (each, a “primary treasury dealer”) selected by us and their successors, provided, however, that if any of them ceases to be a primary treasury dealer we will substitute another primary treasury dealer.
      “reference treasury dealer quotations” means, with respect to each reference treasury dealer and any redemption date or prepayment date, as applicable, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent at 5:00 p.m., New York City time, on the third business day preceding such redemption date or prepayment date, as applicable.
      “Treasury rate” means the yield, under the heading that represents the average for the week immediately prior to the redemption date, or prepayment date, as applicable, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the end of the relevant interest payment period, yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, “treasury rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date or prepayment date, as applicable. The treasury rate will be calculated on the third business day preceding the redemption date or prepayment date, as applicable.
      A prepayment of the junior subordinated notes will cause the Trust to redeem mandatorily the capital securities and common securities.
Redemption Procedures
      The Trust may redeem capital securities only to the extent it has funds on hand and legally available to pay the redemption price.
      The property trustee will mail written notice of the redemption of the capital securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If the Trust gives a redemption notice, then, by 12:00 noon, New York City time, on the redemption date, the property trustee will, for capital securities held in book-entry only form:

•	irrevocably deposit with DTC, or its nominee, for remittance to its participants funds sufficient to pay the applicable redemption price; and

•	give DTC, or its nominee, for remittance to its participants irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.
      If the capital securities are no longer held in book-entry only form, then the property trustee will pay the redemption price by check mailed to the addresses of the holders of the capital securities as they appear in the register.
      Distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

      On the redemption date, distributions on the capital securities being redeemed will cease to accrue and all rights of the holders of the capital securities being redeemed will cease, except the right to receive the redemption price.
      If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay. However, if the next succeeding business day is in the next calendar year, the Trust will make payment on the immediately preceding business day.
      If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us under the guarantee, then distributions on those capital securities will continue to accrue at the then-applicable rate from the original redemption date to the actual payment date. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price.
      We may purchase, at any time and from time to time, outstanding capital securities by tender, in the open market, or by private agreement.
      If less than all the capital and common securities are redeemed, then the aggregate liquidation amount of the capital and common securities to be redeemed normally will be allocated to the common securities and to the capital securities pro rata. However, if an indenture event of default has occurred and is continuing, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. See “— Subordination of Common Securities” immediately below for a more complete discussion. In such an event, the property trustee will select the particular capital securities to be redeemed on the pro rata basis described above by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC’s customary procedures.
Subordination of Common Securities
      Payment of distributions on, the redemption price of and the liquidation distribution in respect of, capital securities and common securities ordinarily will be made pro rata based on the aggregate liquidation amount of the outstanding capital securities and common securities. However, upon any indenture event of default, the rights of the holders of the common securities to receive payment of periodic distributions, payments upon liquidation and redemption, and other payments are subordinated to the rights to payment of the holders of the capital securities.
      In the case of any indenture event of default, we, as the holder of the common securities, will be deemed to have waived those events of default under the declaration of trust until those events of default with respect to the capital securities have been cured, waived, or otherwise eliminated. Until all events of default with respect to the capital securities have been so cured, waived, or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
      We can at any time dissolve and liquidate the Trust, subject to the prior approval, if then required, of the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign). The amount payable on the capital securities and common securities in the event of any liquidation of the Trust is the liquidation amount of $1,000 per security, plus accrued and unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated notes to the holders of the capital securities and common securities.

      The amended and restated declaration of trust states that the Trust will terminate on December 31, 2060 or will dissolve earlier:

•	upon the bankruptcy of Sovereign;

•	upon the filing of a certificate of dissolution or its equivalent with respect to Sovereign;

•	upon the consent of the holders of at least a majority in aggregate liquidation amount of the capital securities and common securities voting together as a single class to dissolve the Trust;

•	upon the revocation of the charter of Sovereign and the expiration of 90 days after the date of revocation without a reinstatement thereof;

•	at the election of Sovereign at any time and upon the distribution of the junior subordinated notes held by the Trust to the holders of the capital securities and common securities;

•	upon the entry of a decree of judicial dissolution of the holder of the common securities, Sovereign or the Trust; or

•	upon the redemption of all of the Trust’s capital securities and common securities.
      If the Trust dissolves as described in the preceding paragraph, after the Trust pays all amounts owed to creditors, holders of the capital and common securities will be entitled to receive:

•	junior subordinated notes having a principal amount equal to the liquidation amount of the capital securities and common securities of the holders; or

•	a cash amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment.
      The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if an event of default under the declaration of trust has occurred and is continuing, the Trust will pay the total amounts due on the capital securities before making any distribution on the common securities. If the Trust cannot pay the full amount due on the capital securities and common securities because it has insufficient assets for payment, then the amounts the Trust owes on the capital securities will be allocated pro rata among the holders of the capital securities and the common securities.
      After the distribution date of junior subordinated notes and dissolution of the Trust:

•	the capital securities and the common securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of capital securities, will receive a registered certificate or certificates representing the corresponding junior subordinated notes to be delivered upon such distribution; and

•	any certificates representing capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated notes having an aggregate principal amount equal to the aggregate stated liquidation amount of those capital securities, with an interest rate of %, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on the capital securities, until those certificates are surrendered for transfer or reissuance.
Our Covenants
      If (1) we shall have exercised our right to defer payments of interest on the junior subordinated notes, as described above under the heading “Deferral of Distributions” or (2) the junior subordinated notes are held by the Trust and remain outstanding and either (a) there shall have occurred and be continuing an indenture event of default, or any payment default on the junior subordinated notes, or

(b) we shall be in default relating to our payment of any obligations under the guarantee, then we will not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock or make any guarantee payment with respect to the foregoing; or

•	make any payment of interest, principal, or premium, if any, on or repay, repurchase, or redeem any debt securities (including guarantees) issued by us that rank equally with or junior to the junior subordinated notes;
      other than:

•	purchases of our capital stock required in connection with employee, director or agent benefit plans or under any dividend reinvestment or stock purchase plan;

•	in connection with the reclassification of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

•	the payment of any dividend within 60 days after the date of declaration of the dividend if, at the date of declaration, (a) the payment of the dividend would not have been prohibited by an election to defer interest payments and (b) the declaration was in accordance with our dividend policy in effect immediately prior to the declaration of the dividend;

•	the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

•	dividends or distributions payable in our capital stock, or options, warrants or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock;

•	payments under the guarantee;

•	any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of stock under any such plan in the future, or redemptions or repurchases of any such rights pursuant to any such shareholders’ rights plan; or

•	repurchases of our common stock in connection with our acquisitions of businesses or any of our subsidiaries (which repurchases are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses).
      In addition, so long as the capital securities remain outstanding, we will:

•	maintain 100% direct or indirect ownership of the common securities, unless a permitted successor of Sovereign succeeds to our ownership of the common securities;

•	use our reasonable efforts to cause the Trust to:

•	remain a statutory trust, except in connection with the distribution of the junior subordinated notes to the holders of the capital securities and the common securities in liquidation of the Trust, the redemption of all of the capital securities and the common securities of the Trust, or certain mergers, consolidations, or amalgamations, each as permitted by the declaration of trust as described below under “Limitations on Mergers and Sales of Assets;”

•	ensure that the Trust will not be an “investment company” required to be registered under the Investment Company Act; and

•	otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; and

•	use our reasonable efforts to cause each holder of the capital securities and the common securities to be treated as owning an undivided beneficial interest in the corresponding junior subordinated notes.
Restrictions on Mergers and Consolidations by the Trust
      The Trust may not consolidate, amalgamate, or merge with or into, or be replaced by, or convey, transfer, or lease its properties and assets substantially as an entirety, to us or any other person, except as described below. The Trust may, with the consent of the administrative trustees but without the consent of the holders of the capital securities, the property trustee, or the Delaware trustee, consolidate, amalgamate, or merge with or into, or be replaced by, a trust if:

•	the successor entity, if not the Trust, either:

•	expressly assumes all of the obligations of the Trust with respect to the capital securities and the common securities, or

•	substitutes for the capital securities and the common securities other securities having substantially the same terms as the capital securities and the common securities, so long as the successor securities rank the same as the capital securities and the common securities in priority with respect to distributions and payments upon liquidation, redemption, and otherwise;

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia;

•	we, as issuer of the junior subordinated notes, expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated notes;

•	the capital securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or automated quotation system, if any, on which the capital securities are then listed or quoted;

•	the merger, consolidation, amalgamation, or replacement does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of the capital securities and the common securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose identical to that of the Trust;

•	prior to the merger, consolidation, amalgamation, or replacement, we have received an opinion of counsel to the Trust to the effect that:

•	the merger, consolidation, amalgamation, or replacement does not adversely affect the rights, preferences, and privileges of the holders of the capital securities and the common securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	following the merger, consolidation, amalgamation, or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	following the merger, consolidation, amalgamation, or replacement, the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

•	we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantees of the capital securities and the common securities.
      The Trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities and the common securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, merger, amalgamation, or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.
Events of Default, Waiver, and Notice
      An event of default under the declaration of trust occurs when there is an event of default under the indenture. These events of default are described below under the heading “Description of Junior Subordinated Notes — Events of Default, Waiver, and Notice.” If an event of default occurs and continues, then under the declaration of trust, the rights of the holders of the common securities will be subordinate to the rights of the holders of the capital securities to the extent described above under the heading “— Subordination of Common Securities.”
      The holders of capital securities do not have any direct rights under the declaration of trust upon the occurrence of an indenture event of default. The property trustee under the Trust holds the junior subordinated notes issued under the indenture, and if an indenture event of default occurs and continues, the property trustee, as the sole holder of the notes, will have the right under the indenture to declare the principal of and interest on the notes to be immediately due and payable.
      If the property trustee fails to enforce its rights upon an event of default under the indenture, a holder of capital securities may institute a legal proceeding directly against us to enforce the property trustee’s rights as holder of the notes without first instituting a legal proceeding against the property trustee or any other person or entity. The rights of holders of junior subordinated notes (including the property trustee, as a holder), and in certain circumstances the holders of the capital securities, upon an event of default under the indenture are described further below under the heading “Description of Junior Subordinated Notes — Events of Default, Waiver, and Notice.”
      If we fail to pay the principal of, or premium, if any, or interest on, a series of junior subordinated notes on the date that interest, principal, or premium is otherwise payable (or in the case of redemption, the redemption date) and the failure continues (referred to as a “payment failure”), holders of the related capital securities may bring a legal action against us directly for enforcement of payment of amounts owed on the junior subordinated notes. In connection with a direct action, the holder of the common securities will be subrogated to the rights of the holders of capital securities to the extent we make any payments. This means that if holders of capital securities already had received payment of a distribution that was the basis of the direct action, then we, as holder of common securities, will be entitled to payment of that amount. The holders of capital securities will not be able to exercise directly any other remedy available to holders of the junior subordinated notes.
      Under the declaration of trust, the holders of a majority in liquidation amount of capital securities may generally waive events of default with respect to the capital securities. However, if the underlying event of default under the indenture may not be waived, then the event of default under the declaration of trust may not be waived. Furthermore, if the waiver of the underlying event of default under the indenture requires the consent or vote of more than a majority in principal amount of the corresponding junior subordinated notes (referred to as a “super majority”), then only the same super majority of holders of the capital securities may waive the event of default under the declaration of trust.
      A waiver of an event of default under the indenture by the property trustee, as holder of the junior subordinated notes, constitutes a waiver of the corresponding event of default under the declaration of trust. In addition, a waiver of an event of default with respect to capital securities under the declaration of trust waives the event of default with respect to the common securities for all purposes under the declaration of trust. Furthermore, the holders of common securities are deemed to have waived events of default to the extent described under the heading “— Subordination of Common Securities.”
      Following the occurrence and during the continuance of an event of default, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes, as more particularly described under the heading “— Our Covenants.”
      The property trustee is required to notify all holders of the capital securities of any events of default or note payment failures.
      We and the administrative trustees of the Trust are required to file annually with the property trustee an officers’ certificate as to our respective compliance with all conditions and covenants under the applicable declaration of trust.
Voting Rights
      Except as provided below and other than as required by law and the declaration of trust, holders of the capital securities will have no voting rights.
      So long as any junior subordinated notes are held by the property trustee, holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee, as holder of the junior subordinated notes, to:

•	exercise the remedies available to it under the indenture as a holder of the junior subordinated notes;

•	consent to any amendment, modification or termination of the indenture or the junior subordinated notes where such consent is required; or

•	waive any past default and its consequences that is waivable under the indenture;
provided, however, that if an indenture event of default has occurred and is continuing, then holders of at least 25% of the aggregate liquidation amount of the capital securities may direct the property trustee to declare the principal and interest on the junior subordinated notes due and payable. In addition, where a consent or action under the indenture would require the consent or act of holders of more than a majority of the aggregate principal amount of junior subordinated notes affected thereby, only holders of a percentage of the aggregate stated liquidation amount of the capital securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent or to take such action.
      The property trustee shall notify each holder of the capital securities of any notice of any indenture event of default that it receives with respect to the junior subordinated notes.
      No vote or consent of holders of capital securities will be required for the Trust to redeem and cancel the capital securities or to distribute the junior subordinated notes in accordance with the declaration of trust. Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by Sovereign, the administrative trustees or any affiliate of Sovereign or any other trustees of the Trust, shall, for purposes of such vote or consent, be treated as if they were not outstanding.
The Property Trustee
      The Bank of New York will act as the property trustee. We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the property trustee and its affiliates in the ordinary course of business. We expect to continue these transactions. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.
      The property trustee, other than during the occurrence and continuance of an indenture event of default, undertakes to perform only the duties that are specifically described in the declaration of trust and, upon an event of default under the declaration of trust, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the declaration of trust at the request of any holder of capital securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.
Applicable Law
      The trust agreement and the capital securities will be governed by and construed in accordance with the laws of the State of Delaware.
Form of Capital Securities
      The capital securities will be issued in book-entry only form. This means that we will not issue certificates to each holder of capital securities. Instead, the capital securities will be in the form of one or more global certificates registered in the name of Cede & Co., as nominee of DTC. In order to own a beneficial interest in a capital security, you must be an institution that participates in DTC or have an account with an institution that so participates.
      Capital securities will not be issued in certificated form unless:

•	DTC notifies us that it is unwilling or unable to continue as depositary or it otherwise ceases to be a qualified clearing agency and we do not appoint a successor depositary; or

•	the Trust, with our consent, makes a decision to permit capital securities to be issued in certificated form.
      Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities. So long as DTC or its nominee is the registered owner of a global certificate, DTC or its nominee will be considered the sole holder of the capital securities represented by that global certificate for all purposes, including the payment of distributions and the delivery of notices. See “Book-Entry Issuance” in this prospectus supplement.
Paying Agent, Security Registrar, and Transfer Agent
      Until the capital securities are paid, we will maintain a paying agent, security registrar, and transfer agent for the capital securities. Initially, The Bank of New York will serve in each of those capacities.
DESCRIPTION OF JUNIOR SUBORDINATED NOTES
      The following, together with the description of junior subordinated notes under “Description of Debt Securities” in the attached prospectus, describes the material terms of the junior subordinated notes. If the description of the junior subordinated notes in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. The terms of the junior subordinated notes are set forth in the junior subordinated indenture, dated as of September 1, 1999, between Sovereign and BNY Midwest Trust Company, as indenture trustee, and the fifth supplemental indenture to be dated                     , 2006. You also should read the Trust Indenture Act, which governs certain terms of the junior subordinated notes. The junior subordinated indenture is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the attached prospectus. We will file with the SEC the fifth supplemental indenture as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in this prospectus supplement and the attached prospectus.

      The junior subordinated notes will be issued to the property trustee of the Trust on behalf of the holders of the capital securities and the common securities. Under circumstances involving the dissolution of the Trust, the Trust may distribute the junior subordinated notes to the holders of the capital securities and the common securities upon liquidation of the Trust. See “Description of Capital Securities — Liquidation Distribution Upon Dissolution.”
General
      The junior subordinated notes will be unsecured, junior subordinated obligations of Sovereign in the principal amount of $          . These notes will be purchased with the funds received by the Trust from:

•	the sale of the capital securities offered by this prospectus supplement; and

•	the sale of the common securities to Sovereign.
      The junior subordinated notes will rank junior to our senior debt, as defined in the attached prospectus. For information on the subordination of the junior subordinated notes, see “Description of Debt Securities” in the attached prospectus.
      The entire principal amount of the junior subordinated notes will be due and payable, together with any accrued and unpaid interest, on                     , 2036. In certain circumstances, the junior subordinated notes may be prepaid prior to maturity. There is no sinking fund for the junior subordinated notes.
Subordination
      The junior subordinated notes are subordinate to all of our existing and future senior debt, as defined in the attached prospectus and the fifth supplemental indenture. This means that no payment of principal (including redemption payments), premium, if any, or interest on the junior subordinated notes may be made if:

•	any principal, premium, interest, or any other payment due on any of our senior debt has not been paid when due and that default continues; or

•	the maturity of any of our senior debt has been accelerated because of a default.
      Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation, or reorganization of Sovereign, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or similar proceedings, all amounts due on all senior debt must be paid in full before the holders of junior subordinated notes are entitled to receive or retain any payment.
      If we violate the indenture by making a payment to holders of the junior subordinated notes in violation of the provisions described above, then the holders of the junior subordinated notes will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments to, the holders of the senior debt outstanding at the time.
      Because of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated notes having a claim under those notes may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the junior subordinated notes.
      The rights of the holders of the junior subordinated notes are subrogated to the rights of holders of our senior debt to receive payments or distributions until the senior debt holders are paid in full. The senior debt will continue to be senior debt and will be entitled to the benefits of the subordination provisions regardless of any amendment, modification, or waiver of any term of the senior debt.
Interest
      The junior subordinated notes will bear interest at an annual rate of           %, from, and including,                     , 2006 (the original issue date) until the principal becomes due and payable. Interest will be

payable semiannually in arrears on                     and                     of each year, beginning                     , 2006. Interest payments not paid when due will accrue additional interest, to the extent permitted by applicable law, at the annual rate of           %, compounded semiannually.
      The amount of interest payable for any period will be calculated on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period that is less than a full period will be calculated using a 360-day year of twelve 30-day months and the actual number of days elapsed in the partial month.
      If any date on which interest is payable on the junior subordinated notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment as a result of the delay, with the same force and effect as if made on the date that payment was originally payable. However, if the next succeeding business day is in the next calendar year, payment will be made on the immediately preceding business day.
      We will pay interest on the junior subordinated notes to the holders of record on the relevant record date. As long as the capital securities are in book entry form, the record date will be one business day before the relevant payment dates. If the capital securities are issued in definitive form, the record date will be the           day of the month in which the corresponding interest payment date falls.
      The term “interest” as used in this prospectus supplement and the attached prospectus includes semiannual interest payments, and additional interest, as applicable.
      The interest payment provisions for the junior subordinated notes correspond to the distribution provisions for the capital securities. See “Description of Capital Securities — Payments” and “Description of Capital Securities — Distributions.”
Option to Extend Interest Payment Period
      We have the right, at any time and from time to time, to defer the payment of interest on the junior subordinated notes for a period of up to 10 consecutive semiannual interest periods, but not beyond the maturity date of the junior subordinated notes. During a deferral period, interest will continue to accrue, and you will be required to accrue interest income for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations” in this prospectus supplement for further information on United States federal income taxation. On the interest payment date following the last day of any deferral period, we will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest, compounded semiannually, to the extent permitted by law, at the annual rate of           %.
      During a deferral period, we will be subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes, as described above under “Description of Capital Securities — Our Covenants.”
      We may further extend a deferral period prior to the end of that deferral period, so long as the period, as extended, does not exceed 10 consecutive semiannual interest periods and does not extend beyond the maturity date of the junior subordinated notes. After the termination of any deferral period and the payment of all amounts due, we may begin a new deferral period, which must comply with the above requirements. Interest will not be payable during a deferral period, but will only be payable at the end of the deferral period. We may prepay at any time all or any portion of the interest accrued during a deferral period.

      If the junior subordinated notes are registered in the name of the property trustee, we will give the property trustee, the Delaware trustee, and the administrative trustees written notice of our election of a deferral period at least one business day before the earlier of:

•	the next succeeding date on which distributions on the capital securities are payable; and

•	the date the Trust is required to give notice to any exchange on which the capital securities are listed or any other applicable self-regulatory organization, if any, of the record or payment date for the related distribution (however, in no event shall notice be required more than 15 business days prior to an interest payment date).
      The property trustee will give notice of our election of a deferral period to the holders of the capital securities.
      If the junior subordinated notes are not registered in the name of the property trustee, we will give the holders of the junior subordinated notes and the indenture trustee written notice of our election of a deferral period at least 10 business days before the earlier of the next succeeding interest payment date or the date we are required to give notice of the record date or payment date of such interest payment to any exchange on which the junior subordinated notes or capital securities are listed or any other applicable self-regulatory organization, or to the holders of the junior subordinated notes (however, in no event shall notice be required more than 15 business days prior to an interest payment date).
      Currently, we do not intend to exercise our right to defer payments of interest by extending the interest payment period on the junior subordinated notes.
Prepayment
      We have the right, subject to prior approval, if then required, from the OTS (or any successor bank regulatory agency having jurisdiction over Sovereign), to prepay the junior subordinated notes:

•	on or after , 2016, in whole or in part, on one or more occasions, at any time at our election at the par prepayment amount; or

•	in whole, but not in part, at any time at our election prior to , 2016, at a price equal to the greater of (i) the par prepayment amount and (ii) the make-whole prepayment amount, as described under “Description of Capital Securities — Redemption.”
Registration, Denomination, and Transfer
      The junior subordinated notes will be registered in the name of the property trustee, who will hold the junior subordinated notes in trust for the benefit of the holders of the capital securities and common securities.
      The junior subordinated notes will be issued in denominations of $1,000 and integral multiples of $1,000.
      If the junior subordinated notes are distributed to holders of capital securities, we anticipate that DTC will act as securities depositary for the junior subordinated notes. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Capital Securities — Form of Capital Securities” and “Book-Entry Issuance” in this prospectus supplement.

Limitation on Mergers and Sales of Assets
      The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes all of our obligations under the indenture; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition.
      Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor entity may exercise our rights and powers under the indenture, and we will be released from further liabilities and obligations under the indenture and under the junior subordinated notes.
Modification of Indenture
      Under the indenture, our rights and obligations and the rights of holders of the junior subordinated notes may be modified or amended with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated notes. However, no modification or amendment may, without the consent of the holders of each junior subordinated note:

•	extend the fixed maturity of the junior subordinated notes;

•	reduce the rate or extend the time of payment of interest on the junior subordinated notes;

•	change the place of payment where the junior subordinated notes or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to the junior subordinated notes;

•	reduce the principal amount of or any premium on the junior subordinated notes;

•	reduce any amount payable on redemption of the junior subordinated notes;

•	make the principal of, or interest on, the junior subordinated notes payable in any coin or currency other than United States dollars;

•	impair or affect the right of any holder of the junior subordinated notes to institute suit for the payment of the notes; or

•	reduce the percentage of outstanding junior subordinated notes required to consent to a modification or amendment of the indenture.
      As long as the junior subordinated notes are held by the Trust, no modification of the indenture will be effective until the holders of a majority in liquidation preference of the capital securities have consented to the modification. If the consent of the holder of each outstanding junior subordinated note is required for the modification, the modification will not be effective until each holder of the capital securities has consented to the modification.
      We and the indenture trustee may enter into, without the consent of any holder of the junior subordinated notes, any supplemental indenture under the indenture to create any new series of junior subordinated notes or make any change in the indenture that generally does not materially adversely affect the rights of any holder of the junior subordinated notes.

Events of Default and the Rights of Capital Securities Holders to Take Action Against Us
      The indenture provides that the following events, if they have occurred and are continuing, are events of default relating to the junior subordinated notes:

•	the failure to pay principal on the junior subordinated notes when it becomes due and payable at maturity, whether or not such payment is prohibited by the subordination provisions of the indenture;

•	subject to our right to defer payment of interest for up to 10 consecutive semiannual interest periods, failure to pay in full interest accrued on any junior subordinated notes when due and continuance of such failure to pay for a period of 30 days;

•	certain events involving the bankruptcy, insolvency, or reorganization of Sovereign; or

•	as long as the junior subordinated notes are held by the Trust, the voluntary or involuntary dissolution, winding up, or other termination of the Trust, except in connection with (1) the distribution of the junior subordinated notes to the holders of the capital securities and the common securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding capital securities and the common securities, or (3) certain mergers or consolidations as permitted by the declaration of trust.
      Our default in payment obligations with respect to the junior subordinated notes or under the guarantee will constitute an event of default for purposes of the indenture, however, failure to pay interest on the junior subordinated notes during an interest deferral period, which may extend for up to 10 consecutive semiannual periods, will not constitute an event of default. As long as the junior subordinated notes are held by the Trust, the holders of capital securities have certain rights to sue us directly upon a payment default or if the property trustee fails to enforce its rights as holder of the junior subordinated notes.
      If an event of default under the indenture occurs and continues, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated notes may declare the principal of and all accrued but unpaid interest on the junior subordinated notes to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of the junior subordinated notes may annul that declaration in certain circumstances and waive the default. As long as the junior subordinated notes are held by the Trust, the property trustee, as sole holder of the junior subordinated notes, will have the right to exercise these rights and may be directed in the exercise of such right by the holders of the capital securities. See “Description of Capital Securities — Voting Rights.”
      Prior to a declaration of acceleration, the holders of a majority in aggregate principal amount of the junior subordinated notes generally may waive on behalf of the holders of all of the junior subordinated notes any default or event of default under the indenture other than:

•	a default in the payment of principal of or interest on the junior subordinated notes;

•	a default in respect of covenants that cannot be modified or amended without the consent of each holder of the junior subordinated notes; or

•	a default in respect of certain other covenants described above under the heading “Description of Capital Securities — Our Covenants.”
However, as long as the junior subordinated notes are held by the Trust, any waiver or modification of this kind requires the consent of the holders of at least a majority in liquidation preference (or, if the waiver or modification requires the consent of each holder of the junior subordinated notes, then each holder) of the capital securities.
      The holders of a majority in aggregate principal amount of the outstanding junior subordinated notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to or exercising any power of the indenture trustee. However, the holders of the junior subordinated notes must offer to the indenture trustee reasonable indemnity against expenses and liabilities. As long as the junior subordinated notes are held by the Trust, the property trustee, as sole holder of the notes, will have the right to exercise these rights and may be directed in that exercise by the holders of the capital securities. See “Description of Capital Securities — Voting Rights.”
      Subject to the subordination provisions, described above under the heading “— Subordination,” the right of any holder of the junior subordinated notes (including the property trustee) to receive payment of the principal of and interest on junior subordinated notes on or after the due dates therefor, or to institute suit for the enforcement of any of these payment provisions, will not be impaired or affected without the consent of that holder.
      An event of default under the indenture is an event of default under the declaration of trust, and the waiver of an event of default that is waivable under the indenture is a waiver under the declaration of trust.
      Following the occurrence and during the continuance of an event of default, we are subject to restrictions with respect to payments related to our capital stock and our indebtedness that ranks equally with or junior to the junior subordinated notes, as more particularly described above under the heading “Description of Capital Securities — Our Covenants.”
      The indenture trustee is required to notify all holders of the junior subordinated notes of any events of default or defaults.
      We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.
      If there is a payment failure on the junior subordinated notes, and the property trustee fails to enforce its rights under the indenture, then a registered holder of capital securities may bring a legal action against us directly for enforcement of payment to you of amounts owed on the junior subordinated notes (a “direct action”). We can set-off against payments then due under the junior subordinated notes any corresponding payments we make to holders of capital securities in connection with a direct action.
      The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated notes except under the circumstance we describe in the preceding paragraph.
The Indenture Trustee
      BNY Midwest Trust Company will act as indenture trustee under the indenture. We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the indenture trustee and its affiliates in the ordinary course of business. We expect to continue these business transactions. The indenture trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the indenture trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign. The indenture trustee also serves as trustee for certain series of our outstanding indebtedness under other indentures.
      The indenture trustee, other than during the occurrence and continuance of an indenture event of default, undertakes to perform only the duties that are specifically described in the indenture and, upon an indenture event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of junior subordinated notes unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

DESCRIPTION OF GUARANTEE
      The following, together with the “Description of Trust Preferred Securities and Trust Guarantees” in the attached prospectus, describes the material terms of the guarantee. If the description of the guarantee in this prospectus supplement differs in any way from the description in the attached prospectus, you should rely on the description in this prospectus supplement. The terms of the guarantee are set forth in the guarantee, to be dated as of                     , 2006, executed and delivered by Sovereign and The Bank of New York, as guarantee trustee, and in the Trust Indenture Act. A form of guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the attached prospectus.
      The following payments on the capital securities (including any additional distributions, as described above), which are referred to as “guarantee payments,” if not fully paid by the Trust, will be paid by us under the guarantee, without duplication, on a junior subordinated basis:

•	any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the Trust has funds available for distributions;

•	the applicable redemption price, plus all accrued and unpaid distributions, relating to any capital securities called for redemption by the Trust, to the extent the Trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust, other than in connection with the distribution of junior subordinated notes held by the Trust to the holders of capital securities, the lesser of:

•	the liquidation amount of $1,000 per capital security and all accrued and unpaid distributions on the capital securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the capital securities in liquidation of the Trust.
      Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the Trust to pay those amounts to such holders.
Subordination
      Sovereign’s obligations under the guarantee are unsecured. Those obligations will be subordinated and junior in right of payment to all of Sovereign’s existing and future senior debt.
      The guarantee is a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Sovereign, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.
      Each holder of capital securities, by accepting capital securities, agrees to the subordination provisions and other terms of the guarantee.
Amendments and Assignment
      Sovereign may amend the guarantee without the consent of any holder of capital securities if the amendment does not materially adversely affect the rights of those holders. Sovereign may otherwise amend the guarantee with the approval of the holders of at least a majority in aggregate stated liquidation amount of the capital securities. Sovereign may assign its obligations under the guarantee only in connection with a merger, consolidation or sale of assets permitted under the indenture. All guarantees and agreements contained in the guarantee shall bind Sovereign’s successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the capital securities then outstanding.

Guarantee Events of Default
      An event of default will occur under the guarantee if Sovereign fails to perform any of its payment obligations thereunder. The holders of a majority in aggregate stated liquidation amount of the capital securities may waive any past event of default and its consequences on behalf of all of the holders of the capital securities. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the capital securities if an event of default occurs under the guarantee.
      The holders of a majority in aggregate stated liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under the guarantee. Any holder of the capital securities may institute a legal proceeding directly against Sovereign to enforce that holder’s rights to payment of principal and distributions under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.
Information Concerning the Guarantee Trustee
      The Bank of New York will act as guarantee trustee under the guarantee. We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the guarantee trustee and its affiliates in the ordinary course of business. We expect to continue these transactions. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign. The guarantee trustee also serves as trustee for certain series of outstanding indebtedness under other guarantees and indentures.
      The guarantee trustee will perform only those duties that are specifically set forth in the guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent person would exercise in the conduct of its own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under the guarantee at the request of any holder of the capital securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.
Applicable Law
      The guarantee will be governed by and construed in accordance with the laws of the State of New York.
Termination
      The guarantee will terminate and be of no further effect when:

•	all of the capital securities have been redeemed;

•	the property trustee distributes the junior subordinated notes to the holders of the capital securities in connection with a liquidation of the Trust; or

•	the amounts payable upon liquidation of the Trust are fully paid.
      The guarantee will remain in effect or will be reinstated if at any time any holder of the capital securities must restore payment of any sums paid to that holder with respect to capital securities or under the guarantee.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,
THE JUNIOR SUBORDINATED NOTES, AND THE GUARANTEE
      We will guarantee distribution, redemption, and liquidation payments due on the capital securities to the extent the Trust has funds available for those payments, as described under “Description of Guarantee” above. No single document executed by us will provide for the full, irrevocable, and unconditional guarantee of the capital securities. It is only the combined operation of the guarantee, the declaration of trust, and the indenture that has the effect of providing a full, irrevocable, and unconditional guarantee on a junior subordinated basis of the Trust’s obligations under the capital securities.
      As long as we pay interest and other payments when due on the junior subordinated notes, those payments will be sufficient to cover distributions, redemption, and liquidation payments due on the capital securities, because:

•	the aggregate principal amount of the junior subordinated notes will be equal to the sum of the aggregate liquidation amount of the capital securities and common securities;

•	the interest rate and interest and other payment dates on the junior subordinated notes will be the same as the distribution rate and distribution and other payment dates for the capital securities;

•	under the indenture, we will pay for any and all costs, expenses, and liabilities of the Trust, except withholding taxes and the Trust’s obligations to holders of the capital securities and common securities; and

•	the declaration of trust provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.
      A default or event of default under any of our senior debt would not necessarily constitute a default or event of default under the capital securities. However, if certain events of bankruptcy, insolvency, or reorganization occur, the indenture provides that no payments may be made on the junior subordinated notes until the senior debt has been paid in full. See “Description of Debt Securities” in the attached prospectus.
Rights Upon Dissolution
      The holders of the capital securities will be entitled to receive, out of assets of the Trust, a cash distribution upon any voluntary or involuntary dissolution, winding-up, or liquidation of the Trust that does not involve the distribution of the junior subordinated notes, after the Trust has paid the liabilities owed to its creditors as required by applicable law. See “Description of Capital Securities — Liquidation Distribution Upon Dissolution.”
      In the event of any voluntary or involuntary liquidation or bankruptcy of Sovereign, the Trust, as registered holder of the junior subordinated notes, would be a subordinated creditor of Sovereign, subordinated and junior in right of payment to all of our senior debt, as defined in the attached prospectus and the fifth supplemental indenture, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated notes before any holders of our common stock and preferred stock receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses, and liabilities of the Trust (other than withholding taxes and the Trust’s obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated notes relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.
BOOK-ENTRY ISSUANCE
      DTC will act as securities depositary for all of the capital securities. We will issue the capital securities only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities representing, in the aggregate, the total number of the capital securities to be sold in this offering.
      DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of capital securities within the DTC system must be made by or through direct participants, who will receive a credit for the capital securities on DTC’s records. The ownership interest of each actual purchaser of each capital security is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased capital securities. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in capital securities, unless the book-entry system for the capital securities is discontinued.
      DTC has no knowledge of the actual beneficial owners of the capital securities. DTC’s records reflect only the identity of the direct participants to whose accounts the capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.
      We will send redemption notices to Cede & Co. as the registered holder of the capital securities. If less than all of these capital securities are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
      Although voting on the capital securities is limited to the holders of record of the capital securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).
      We will make distribution payments on the capital securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.
      DTC may discontinue providing its services as securities depositary on any of the capital securities at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, definitive capital securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of capital securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities will be printed and delivered.
      We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
      “Beneficial owner” refers to the ownership interest of each actual purchaser of capital securities.
      “Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of capital securities within the DTC system must be made by or through direct participants who will receive a credit for the capital securities on DTC’s records.
      “Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      THIS SECTION OF THE PROSPECTUS SUPPLEMENT WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE CAPITAL SECURITIES. IT WAS NOT WRITTEN AND IS NOT INTENDED TO BE USED, AND IT CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON ANY PURCHASER, HOLDER OR BENEFICIAL OWNER OF CAPITAL SECURITIES. THIS SECTION OF THE PROSPECTUS SUPPLEMENT IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, SINCE THE TAX SITUATION OF EACH PROSPECTIVE PURCHASER, HOLDER OR BENEFICIAL OWNER OF CAPITAL SECURITIES WILL BE DIFFERENT. EACH PROSPECTIVE PURCHASER, HOLDER OR BENEFICIAL OWNER OF CAPITAL SECURITIES SHOULD SEEK TAX ADVICE BASED ON SUCH PERSON’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE “DESCRIPTION OF CAPITAL SECURITIES — REDEMPTION” AND “DESCRIPTION OF JUNIOR SUBORDINATED NOTES — PREPAYMENT.”
General
      The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of capital securities held as capital assets by a holder who purchases such capital securities upon initial issuance. The tax treatment of a holder of capital securities may vary depending upon such holder’s particular circumstances or status. This summary does not deal with holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, partnerships or other entities classified as partnerships for United States federal income tax purposes, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined below) to the extent that United States Alien Holders own capital securities in connection with the conduct of a trade or business in the United States, or persons that will hold capital securities as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction” or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of capital securities. Further, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the capital securities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations under the Code (the “Regulations”), and administrative and judicial interpretations of the Code and the Regulations, as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. Each investor is urged to consult its tax advisor as to the particular tax consequences of purchasing, owning and disposing of capital securities, including the application and effect of United States federal, state, local, foreign and other tax laws.
Classification of the Junior Subordinated Notes
      Sovereign intends to take the position that, under current law, the junior subordinated notes will be classified for United States federal income tax purposes as indebtedness of Sovereign and, by acceptance of capital securities, each holder covenants to treat the junior subordinated notes as indebtedness and the capital securities as evidence of an indirect beneficial ownership in the junior subordinated notes. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. The remainder of this summary is based on the assumption that the junior subordinated notes will be treated as indebtedness of Sovereign for United States federal income tax purposes.
Classification of the Trust
      In connection with the issuance of the capital securities, Stevens & Lee, counsel to Sovereign and the Trust (“Tax Counsel”), will deliver its opinion to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of a pro rata undivided interest in the junior subordinated notes, and each holder will be required to include in its gross income any interest or original issue discount (“OID”) paid or accrued with respect to its allocable share of the junior subordinated notes.
Interest Income and Original Issue Discount
      Under Regulations promulgated under the OID provisions of the Code, a debt instrument will be deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the debt instrument will not be paid timely. Because the exercise by Sovereign of its option to defer the payment of stated interest on the junior subordinated notes would prevent Sovereign from declaring dividends on any class of equity, Sovereign believes that the likelihood of its exercising its option to defer payments of interest on the junior subordinated notes is “remote” within the meaning of the Regulations. As a result, Sovereign intends to take the position, based on the advice of Tax Counsel, that the junior subordinated notes will not be considered to be issued with OID. Accordingly, based upon this position, and except as set forth below, stated interest payments on the junior subordinated notes generally will be includible in the ordinary income of a holder of capital securities at the time that such payments are paid or accrued in accordance with the such holder’s regular method of accounting. Nevertheless, it is possible that the IRS could take a position contrary to the position taken by Sovereign.

      Under the Regulations, if Sovereign were to exercise its option to defer payments of interest on the junior subordinated notes, the junior subordinated notes would be treated, solely for purposes of the OID rules, as being reissued at such time with OID, and all stated interest on the junior subordinated notes would thereafter be treated as OID as long as the junior subordinated notes remain outstanding. Under the OID rules, a holder of capital securities would be required to include OID in ordinary income on a current basis over the period the capital securities are held, even though Sovereign would not be making any actual cash payments on the junior subordinated notes during the extended interest payment period. In that event, the amount of interest income includible in the taxable income of a holder of capital securities would be determined on the basis of a constant yield method over the remaining term of the junior subordinated notes and the actual receipt of future payments of stated interest on the junior subordinated notes would no longer be separately reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income OID even if Sovereign does not make actual cash payments during an extension period. Any OID included in income would increase the holder’s adjusted tax basis in the junior subordinated notes and the holder’s actual receipt of interest payments would reduce such basis.
      Because income on the capital securities will constitute interest or OID, corporate holders of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities and the maximum rate of 15% (or any lower rate for individuals in certain tax brackets) generally applicable to “qualified dividend income” will not apply to any income recognized by non-corporate holders of the capital securities.
Receipt of Junior Subordinated Notes or Cash upon Liquidation of the Trust
      Sovereign will have the right at any time to liquidate the Trust and cause the junior subordinated notes to be distributed to the holders of the trust securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate adjusted tax basis in the junior subordinated notes received in the liquidation equal to the holder’s aggregate adjusted tax basis in its capital securities surrendered in the liquidation. In addition, a holder’s holding period in the junior subordinated notes so received in liquidation of the Trust would include the period during which the capital securities surrendered in exchange for the junior subordinated notes were held by such holder. If, however, the Trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time of such liquidation, the distribution of the junior subordinated notes will constitute a taxable event to holders of capital securities.
      Under certain circumstances described in this prospectus supplement under “Description of the Capital Securities,” the junior subordinated notes may be redeemed for cash and the proceeds of that redemption distributed to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities, and a holder could recognize gain or loss as if it sold its redeemed capital securities for cash. See “— Sales of Capital Securities” below.
Sales of Capital Securities
      A holder that sells capital securities, including a redemption of the capital securities by the Trust for cash, will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of such capital securities (except to the extent that the amount realized on the sale is characterized as a payment in respect of accrued but unpaid interest on such holder’s allocable share of the junior subordinated notes that the holder had not previously included in gross income). A holder’s adjusted tax basis in the capital securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder’s gross income to the date of disposition and decreased by payments received on the capital securities in respect of OID (if any). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the capital securities have been held by such holder for more than one year. Long-term capital gains of non-corporate holders are generally subject to reduced capital gain rates. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.
      The capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the junior subordinated notes are treated as having been issued, or reissued, with OID) with respect to the underlying junior subordinated notes. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the junior subordinated notes are deemed to have been issued with OID) who disposes of its capital securities will be required to include in ordinary income:

•	any portion of the amount realized that is attributable to such accrued but unpaid interest income to the extent not previously included in income; and

•	any OID, in either case that has accrued on its pro rata share of the underlying junior subordinated notes during the taxable year of sale through the date of disposition.
      Any such income inclusion will increase the holder’s adjusted tax basis in its pro rata share of the underlying junior subordinated notes that are sold, or treated as sold, by such holder. To the extent the selling price is less than the holder’s adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.
United States Alien Holders
      For purposes of this summary, a “United States Alien Holder” is a beneficial owner of capital securities other than a U.S. Holder or partnership for United States federal income tax purposes.
      A “U.S. Holder” is a beneficial owner of capital securities who or which is:

•	a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes;

•	a corporation (or other entity treated as a corporation for United States federal tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
      Under present United States federal income tax law:

•	payments by the Trust or any of its paying agents to any holder of a capital security who or which is a United States Alien Holder that does not own capital securities in connection with the conduct of a trade or business in the United States generally will not be subject to United States federal withholding tax, provided that —

•	the beneficial owner of the capital security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Sovereign entitled to vote;

•	the beneficial owner of the capital security is not a controlled foreign corporation that is related to Sovereign through stock ownership;

•	the beneficial owner of the capital security is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	either:

•	the beneficial owner of the capital security certifies on a Form W-8BEN to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address; or

•	a qualified securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, and holds the capital security in that capacity, certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the Trust or its agent with a copy of the statement; or

•	if the beneficial owner is neither an individual nor a corporation for federal income tax purposes, certain other reporting requirements are satisfied; and

•	a United States Alien Holder of a capital security that does not own capital securities in connection with the conduct of a trade or business in the United States generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition (including a redemption) of a capital security.
Information Reporting to Holders
      Generally, income on the capital securities will be reported to holders on Forms 1099, which forms should be mailed to holders of capital securities by January 31 following each calendar year.
Backup Withholding
      Payments made on, and proceeds from the sale of, the capital securities may be subject to a “backup” withholding, unless the holder complies with certain identification requirements. The applicable backup withholding percentage for 2006 and subsequent tax years is 28%, subject to increase to 31% after 2010. Any withheld amounts will be allowed as a credit against the holder’s United States federal income tax, provided the required information is provided to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.
      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR CIRCUMSTANCES OR STATUS. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.
CERTAIN ERISA CONSIDERATIONS
      A fiduciary of a pension plan or other employee benefit plan, including a governmental plan, an individual retirement account, or a Keogh plan, proposing to invest in the capital securities should consider this section carefully. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) as of the date of this prospectus supplement, and does not purport to be complete and is qualified in its entirety by reference to ERISA and the Code. No assurance can be given that future legislation, administrative regulations, or rulings or court decisions will not significantly modify the requirements summarized in this section. Any such changes may be retroactive and could apply to transactions entered into prior to the date of their enactment or release.

      The fiduciary investment considerations summarized in this section generally apply to private employee benefit plans, individual retirement accounts, or plans subject to Section 4975 of the Code (“Covered Plans”), but generally do not apply to employee benefit plans established and maintained by governmental units.
      Before authorizing an investment in the capital securities, fiduciaries of a Covered Plan should consider (i) the fiduciary standards under ERISA, (ii) whether investment in the capital securities satisfies the prudence and diversification requirements of ERISA, and (iii) whether such fiduciaries have authority to make the investment under the appropriate plan investment policies and governing instruments as well as the requirements of Title I of ERISA.
      In determining whether an investment is prudent for purposes of ERISA, the fiduciaries of a Covered Plan should consider all relevant facts and circumstances including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Covered Plan, and whether the investment is reasonably designed, as part of the Covered Plan assets with respect to which the fiduciary has investment duties, to further the purposes of the Covered Plan, taking into consideration (a) the risk of loss and the opportunity for gain (or other return) associated with the investment, (b) the Covered Plan’s portfolio’s composition with regards to diversification, and (c) the projected return of the Covered Plan’s total portfolio relative to the anticipated cash flow needs of the Covered Plan. It is the obligation of the fiduciaries of a Covered Plan to consider whether an investment in the capital securities by the Covered Plan, when judged in light of the overall portfolio of the Covered Plan, will meet the prudence, diversification and other applicable fiduciary standards of ERISA.
      In addition, under regulations (29 C.F.R. 2510.3-101, the “Plan Asset Regulations”) issued by the U.S. Department of Labor, the Trust assets would be deemed to be “plan assets” for purposes of ERISA and Section 4975 of the Code if a Covered Plan makes an “equity” investment in the Trust and no exception were applicable under the Plan Asset Regulations. An “equity interest” is defined under the Plan Asset Regulations as any interest in an entity other than an instrument (a) that is treated as indebtedness under applicable local law, (b) which has no substantial equity features, and (c) which specifically includes a beneficial interest in a trust.
      Although it is not free from doubt, capital securities of Sovereign Capital Trust VI offered hereby should be treated as “equity interests” for purposes of the Plan Asset Regulations.
      If the Trust assets were deemed to be “plan assets,” the persons providing services to the assets of the Trust may become parties in interest with respect to an investing Covered Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving those assets.
      In this regard, if anyone with discretionary responsibilities over the junior subordinated notes or the guarantee were affiliated with Sovereign, any discretionary actions undertaken by that person regarding those assets could be deemed to be a prohibited transaction under ERISA or the Code (e.g., the use of fiduciary authority or responsibility in circumstances under which that person has interests that may conflict with the interests of the investing Covered Plan and affect the exercise of that person’s best judgment as a fiduciary). To reduce the likelihood of prohibited transactions under ERISA or the Code, each investing Covered Plan or Plan Asset Entity (as defined below), by purchasing the capital securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Notes and to have appointed the trustees.
      In the case of a Covered Plan, the plan assets generally would be deemed to include both the capital securities and an undivided interest in each of the underlying assets of the capital securities because the capital securities are not a publicly offered security and do not qualify for the exemptions available to an investment company or an operating company under the Plan Asset Regulations. However, the Plan Asset Regulations provide that if the total interests in the capital securities held by “Benefit Plan Investors” (as defined below) is less than 25 percent of the value of the capital securities immediately after the most recent acquisition of capital securities, the assets in the capital securities would not be considered “plan assets” because the Plan Asset Regulations do not consider ownership at that level by “Benefit Plan Investors” to be significant. For the purpose of this rule, the term “Benefit Plan Investors” includes all employee benefit plans, regardless of whether or not they are subject to ERISA (for example, governmental plans and non-U.S. employee benefit plans), plans subject to Section 4975 of the Code, certain insurance company general and separate accounts, and other entities whose underlying assets are deemed to include “plan assets” by reason an investment in that entity by Benefit Plan Investors.
      Although the equity participation by Benefit Plan Investors on any date may not be significant for purposes of the Plan Asset Regulations, this result cannot be assured and no monitoring or other measures will be taken to limit the value of capital securities held by Benefit Plan Investors. If the plan assets of Covered Plans were used to purchase the capital securities, the Trust’s asset could be deemed to be plan assets of Covered Plans under the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control over the management or disposition of plan assets is considered to be a fiduciary. This could result in the property trustee becoming a fiduciary of the Covered Plans that invest in the capital securities and becoming subject to the general fiduciary requirements of ERISA in exercising authority with respect to the management of the assets of the Trust. However, the property trustee has only limited discretionary authority with respect to the Trust assets, and the remaining responsibilities performed by the property trustee primarily will be custodial and ministerial in nature.
      Even if the assets of the Trust are not deemed to be “plan assets” of Covered Plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing Covered Plan, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. A fiduciary of a Covered Plan that engages in a prohibited transaction may also be subject to penalties and liabilities under ERISA and the Code.
      ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving plan assets and persons who have certain specified relationships to the Covered Plans (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). If the Trust or any of our affiliates are considered a party in interest or disqualified person with respect to Covered Plans, then the investment in capital securities by the Covered Plans may give rise to a prohibited transaction. There are several ways by which Sovereign, the Trust or our affiliates may be considered a party in interest or a disqualified person with respect to Covered Plans. For example, if we provide banking or financial advisory services to Covered Plans, or act as a trustee or in a similar fiduciary role for Covered Plans assets, we may be considered a party in interest or a disqualified person with respect to that Covered Plan.
      Furthermore, if we were a party in interest with respect to an investing Covered Plan, either directly or by reason of the activities of one or more of our affiliates, sale of the capital securities by the Trust to the Covered Plan and/or extensions of credit between us and the Trust, as represented by the junior subordinated notes and the guarantee, would likely be prohibited by Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable statutory or administrative exemption.
      The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, amended by PTE 2002-13, 67 Fed. Reg. 9483, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, amended by PTE 2002-13, 67 Fed. Reg. 9483, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, corrected at 50 Fed. Reg. 41430, amended by PTE 2002-13, 67 Fed. Reg. 9483, and amended and restated by Application No. D-11047, 70 Fed. Reg. 49305, for specified transactions determined by independent qualified professional asset managers.
      The capital securities (and the junior subordinated notes, if distributed to the holders of capital securities) may not be purchased or held by any Covered Plan, any entity whose underlying assets include “plan assets” by reason of any Covered Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Covered Plan, unless the purchaser or holder is eligible for the exemptive relief available under the class exemptions or the requirements of U.S. Department of Labor regulation section 2550.401c-1 are satisfied such that the assets of the purchaser or holder do not constitute plan assets.
      Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

•	is not a Covered Plan or a Plan Asset Entity and is not purchasing capital securities on behalf of or with “plan assets” of any Covered Plans;

•	is eligible for the exemptive relief available under the class exemptions with respect to the purchase or holding of capital securities; or

•	has satisfied the requirements of U.S. Department of Labor regulation section 2550.401c-1 such that the assets of the purchaser or holder do not constitute “plan assets.”
      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Covered Plans consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be “plan assets” and the availability of exemptive relief under the class exemptions. This summary does not include all of the investment considerations relevant to Covered Plans and should not be construed as legal advice or a legal opinion. Prospective investors should consult with their own counsel on these matters.

UNDERWRITING
      Citigroup Global Markets Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Santander Investment Securities Inc. are acting as joint bookrunning managers of the offering and representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of capital securities set forth opposite the underwriter’s name.

Underwriter	Number of Capital Securities

Citigroup Global Markets Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Santander Investment Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Sovereign Securities Corporation, LLC

Total
      The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the capital securities if they purchase any of the capital securities.
      The underwriters propose to offer some of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the capital securities to dealers at the public offering price less a concession not to exceed $           per capital security. The underwriters may allow, and dealers may reallow, a concession not to exceed $           per capital security on sales to other dealers. If all of the capital securities are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.
      Santander may in its discretion purchase capital securities directly from us as an investment for its own account. Any capital securities purchased by Santander would be sold to Santander at a price equal to the public offering price. We expect that any such capital securities purchased by Santander would not exceed Santander’s proportionate holdings of our common stock.
      We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of Citigroup, offer, sell, issue or otherwise dispose of or hedge any trust preferred or similar securities, except that we may engage in interest rate swaps on the capital securities. The underwriters in their sole discretion may at any time release any of the securities subject to this lock-up agreement at any time without notice.
      The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by Sovereign

Per capital security	$
Total	$
      The capital securities will not be listed, quoted or traded on or by any securities exchange, listing authority or quotation system. There is no assurance that there will be a secondary market for the capital securities.
      In connection with the offering, the underwriters may purchase and sell capital securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of capital securities in excess of the number of capital securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids for or purchases of capital securities in the open market made for the purpose of preventing or retarding a decline in the market price of the capital securities while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase capital securities originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
      Any of these activities may have the effect of preventing or retarding a decline in the market price of the capital securities. They may also cause the price of the capital securities to be higher than the price that would otherwise exist in the open market in the absence of these transactions. If the underwriters commence any of these transactions, they may discontinue them at any time.
      Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.
      The offer and sale of any capital securities by Sovereign Securities Corporation, LLC, Santander Investment Securities Inc. or any of our other affiliates will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding a member firm’s underwriting securities of an affiliate. As required by Rule 2720, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.
      Sovereign Securities Corporation, LLC is a broker-dealer and one of our subsidiaries. Santander Investment Securities Inc. is a broker-dealer and is an affiliate of ours. Following the initial distribution of the capital securities, Sovereign Securities Corporation, LLC and Santander Investment Securities Inc. may buy and sell the capital securities in secondary market transactions as part of their business as broker-dealers. Any sale will be at negotiated prices relating to prevailing prices at the time of sale. This prospectus supplement and attached prospectus may be used by one or more of our affiliates in connection with offers and sales related to secondary market transactions in the capital securities to the extent permitted by applicable law. Our affiliates may act as principal or agent in such transactions.
      We estimate that our portion of the total expenses of this offering will be approximately $200,000.
      Certain of the underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.
      A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of capital securities to underwriters for sale to their online brokerage account holders. The representatives will allocate capital securities to underwriters that may make Internet distributions on the same basis as other allocations. In addition, capital securities may be sold by the underwriters to securities dealers who resell capital securities to online brokerage account holders.
      Under the terms of the underwriting agreement, Sovereign and the Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of those liabilities.

INCORPORATION BY REFERENCE
      We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act:

•	our annual report on Form 10-K, as amended by Form 10-K/A filed on May 1, 2006, for the year ended December 31, 2005;

•	our quarterly report on Form 10-Q for the three months ended March 31, 2006;

•	our current reports on Form 8-K filed January 4, 2006, January 17, 2006, February 22, 2006 (as amended on Form 8-K/A filed on February 23, 2006), March 17, 2006, March 21, 2006, March 24, 2006, April 25, 2006, April 26, 2006, May 1, 2006, May 17, 2006, May 22, 2006, and May 26, 2006 (other than, with respect to these reports, information that is furnished but deemed not to have been filed);

•	the description of our common stock which is contained in our registration statement filed under Section 12 of the Securities Exchange Act, as modified by Amendment No. 2 on Form 8-A/A filed on October 28, 2005 amending and restating Items 1 and 2 of Sovereign’s Form 8-A/A filed on January 24, 2005;

•	the description of our stock purchase rights contained in our current report on Form 8-K/A, filed with the SEC on October 28, 2005, and any amendments or reports filed for the purpose of updating such current report; and

•	the description of our Series C Non-Cumulative Perpetual Preferred Stock contained in our current report on Form 8-K, filed with the SEC on May 1, 2006, and any amendments or reports filed for the purpose of updating such current report.
      We also incorporate by reference reports that we will file with the SEC prior to the termination of this offering under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act, other than those portions furnished on Form 8-K, but not deemed filed.
      You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:
Sovereign Bancorp, Inc.
Investor Relations Department
Mail Code 11-900-1R5
P.O. Box 12646
Reading, PA 19612
Telephone: (610) 208-8681
LEGAL MATTERS
      Certain matters relating to the validity of the capital securities, the junior subordinated notes, the guarantee and certain other matters will be passed upon on behalf of Sovereign Capital Trust VI and Sovereign by Stevens & Lee, Reading and Philadelphia, Pennsylvania. Stevens & Lee and its attorneys beneficially own in the aggregate approximately 400,000 shares of Sovereign common stock. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP New York, New York and Washington, D.C.
EXPERTS
      Our consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon which are incorporated by reference in this prospectus supplement. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon the reports of such firm given on its authority as experts in accounting and auditing.

PROSPECTUS
$2,500,000,000
May Offer —
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

The Trusts
May Offer —
Trust Preferred Securities

        We and, in the case of the trust preferred securities, the applicable Trust, may offer and sell from time to time up to $2,500,000,000 of the securities listed above, including units consisting of any two or more of such securities. The securities will be offered in amounts, at prices and on terms to be determined by market conditions at the time of offering.
      This prospectus contains a general description of the securities that may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
      Our common stock is listed on the New York Stock Exchange under the symbol “SOV.”
      These securities are not savings or deposit accounts or other obligations of any of our bank or nonbank subsidiaries and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
      Investing in the securities offered by this prospectus and the accompanying prospectus supplement involves risks. See “Risk Factors” beginning on page 7.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated April 25, 2006.

ABOUT THIS PROSPECTUS
      This prospectus is a combined prospectus that is part of two registration statements that we and the Trusts filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we and, in the case of the trust preferred securities, the applicable Trust, may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000.
      This prospectus provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we or the applicable Trust will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we or the Trusts make in this prospectus will be modified or superseded by any inconsistent statement made by us or the Trusts in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.
      You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

      No separate financial statements of the Trusts have been included or incorporated by reference herein. We and the Trusts do not consider such financial statements material to holders of trust preferred securities because:

•	all of the voting securities of each Trust will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934;

•	no Trust has independent operations, but rather each exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in debt securities, and, possibly, warrants and other securities of Sovereign Bancorp, Inc.; and

•	the obligations of the Trusts under the trust preferred securities are fully and unconditionally guaranteed by us to the extent set forth herein.
      See “The Trusts” and “Description of Trust Preferred Securities and Trust Guarantees — Trust Guarantees.”
WHERE YOU CAN FIND MORE INFORMATION
      As required by the Securities Act of 1933, we and the Trusts have filed a registration statement (No. 333-133514) relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

INCORPORATION BY REFERENCE
      We “incorporate by reference” into this prospectus certain of the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished in any current report on Form 8-K) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	our Current Reports on Form 8-K filed with the SEC on May 25, 2005, August 5, 2005, November 21, 2005, January 4, 2006, February 22, 2006, March 15, 2006, March 17, 2006, March 21, 2006, March 24, 2006, and April 25, 2006 and on Form 8-K/A filed February 23, 2006;

•	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on October 28, 2005, and any amendments or reports filed for the purpose of updating such registration statement; and

•	the description of our stock purchase rights contained in our current report on Form 8-K/A, filed with the SEC on October 28, 2005, and any amendments or reports filed for the purpose of updating such current report.
      You may request a copy of these filings, in most cases without exhibits, at no cost, by writing or telephoning us at the following address:
Investor Relations Department
Sovereign Bank
Mail Code 11-900-IR5
P.O. Box 12646
Reading, Pennsylvania 19612
(610) 208-8681

PROSPECTUS SUMMARY
      This summary provides a brief overview of us and the Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For more complete information about us and the Trusts and a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we and the Trusts may offer;

•	the accompanying prospectus supplement, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference” for information about us, including our financial statements.
Sovereign Bancorp, Inc.
     General
      Sovereign is the parent company of Sovereign Bank, a financial institution with approximately $64 billion in assets, more than 650 community banking offices, over 1,000 ATMs and about 10,000 team members in Pennsylvania, New Jersey, Connecticut, New Hampshire, New York, Rhode Island, Delaware, Massachusetts and Maryland. Sovereign’s primary business consists of attracting deposits from its network of community banking offices, and originating small business and middle market commercial and asset-based loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. Sovereign also purchases portfolios of residential mortgage loans and other consumer loans originated throughout the United States.
      Sovereign Bank was organized in 1984. Sovereign was incorporated in 1987, and since 1990, it has acquired 27 financial institutions, branch networks and related businesses. Seventeen of these acquisitions, with assets totaling approximately $35 billion, have been completed since 1995.
      Sovereign believes that as a result of continuing consolidation in the financial services industry, there is an increasing need for a super-community bank in the northeastern United States. Sovereign considers a super-community bank to be a bank with the size and range of commercial, business and consumer products to compete with larger institutions, but with the orientation to relationship banking and personalized service usually found at smaller community banks.
      In response to this need, in 1996, Sovereign initiated a strategy to transform itself from a traditional mortgage lender into a super-community bank. During 2000, Sovereign substantially completed this transformation by acquiring $12.3 billion of deposits, $8.0 billion of loans, and 281 community banking offices located in Massachusetts, Rhode Island, Connecticut and New Hampshire from FleetBoston Financial Corporation. As a result of that transaction, Sovereign doubled its deposit base, changed the mix of loans and deposits to be more characteristic of a commercial bank, and increased the breadth and depth of senior and middle management. Sovereign has since completed four additional acquisitions of community banks in New England and Pennsylvania with aggregate assets and deposits of approximately $13.3 billion and $8.6 billion, respectively.
      With the dual goals of filling in the geographic gap between its banking offices in New England and its banking offices in Pennsylvania, New Jersey, Delaware and Maryland, and entering the desirable greater New York metropolitan market, on October 24, 2005, Sovereign entered into an agreement to acquire Independence Community Bank Corp. (“Independence”), a financial institution headquartered in Brooklyn, New York with approximately $19.1 billion of assets as of December 31, 2005.
      Sovereign is a Pennsylvania business corporation and its principal executive offices are located at 1500 Market Street, Philadelphia, Pennsylvania and its telephone number is (215) 557-4630. Sovereign Bank is headquartered in Wyomissing, Pennsylvania, a suburb of Reading, Pennsylvania.

      Sovereign Bank is a federally chartered savings bank and operates in a heavily regulated environment. Changes in laws and regulations affecting Sovereign and its subsidiaries may have an impact on its operations. See “Business — Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this prospectus supplement.
Recent Developments

Pending Transactions
      On October 24, 2005, Sovereign announced the execution of a definitive agreement to acquire Independence for cash in a transaction valued at approximately $3.6 billion. Independence is a thrift holding company headquartered in Brooklyn, New York with approximately $19.1 billion in assets, $12.2 billion in net loans, $3.6 billion in investments, $10.9 billion in deposits, $5.6 billion of borrowings and other debt obligations and $2.3 billion of stockholders’ equity at December 31, 2005. Independence operates 126 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk Counties, New York, and New Jersey. Upon completion of this transaction, Sovereign will be one of the few financial institutions in the nation with a substantial presence from Philadelphia through Boston and north into the rest of New England. Sovereign expects to complete its acquisition of Independence on or before June 1, 2006.
      In order to finance a portion of the purchase price payable in connection with its acquisition of Independence, Sovereign and Banco Santander Central Hispano, S. A. (“Santander”) entered into an Investment Agreement, dated as of October 24, 2005 and amended as of November 22, 2005 (the “Investment Agreement”). The Investment Agreement sets forth the terms and conditions pursuant to which, among other things, Santander will purchase from Sovereign shares of Sovereign common stock representing 19.8% of Sovereign’s outstanding common stock after giving effect to the purchase (which we estimate to be, as of the date of this prospectus, approximately 88.4 million shares) for approximately $2.4 billion in cash at a purchase price of $27.00 per share, which represented a premium to Sovereign’s market price as of the date of the agreement. We expect to complete this transaction concurrently with our acquisition of Independence on or before June 1, 2006. Santander can increase its ownership up to 24.9% of Sovereign’s outstanding common stock at market prices, subject to certain standstill restrictions and regulatory limitations.
      Santander is the ninth largest bank in the world by market capitalization. It has over 10,000 offices and a presence in over 40 countries. It is the largest financial institution in Spain and Latin America, and has a significant presence elsewhere in Europe, including Portugal, where it is the third largest banking group, and the United Kingdom. It also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries.

RISK FACTORS
      You should carefully consider the risks described in this prospectus and the accompanying prospectus supplement, in addition to the other information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement before making an investment decision. These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.
A deterioration in Sovereign Bank’s financial condition, results of operations or cash flow could adversely affect our ability to pay principal or interest on our indebtedness and dividends on our common or preferred stock.
      Our primary source of cash to make payments on our debt or to pay dividends to our shareholders is dividends and other contributions from Sovereign Bank, which are limited, among other things, by the level of Sovereign Bank’s capital, liquidity, earnings and related regulatory capital and other requirements.
      A significant deterioration in Sovereign Bank’s financial condition, earnings or cash flow, as a result of an economic downturn and a corresponding decrease in credit quality or otherwise, could limit Sovereign Bank’s ability to pay cash dividends to us, which, in turn, would limit our ability to service our indebtedness and trust preferred expense or to pay dividends on our equity securities.
      There is also the potential for an economic downturn, market disruptions and other effects resulting from terrorist attacks in the United States or on United States interests, or those of its allies, abroad, and actions by the United States and other foreign governments in response thereto, any of which could adversely affect Sovereign Bank’s financial condition, results of operations and cash flow.
Our holding company structure also restricts the ability of Sovereign Bank to provide funds to us and our ability to pay dividends and make debt payments.
      Federal banking laws, regulations and policies also limit Sovereign Bank’s ability to pay dividends and make other distributions to us. Sovereign Bank must obtain prior approval from the Office of Thrift Supervision, or the “OTS,” to declare a dividend or make any other capital distribution if, after such dividend or distribution:

•	Sovereign Bank’s total distributions to us within that calendar year would exceed 100% of Sovereign Bank’s net income during the year plus retained net income for the prior two years; or

•	if Sovereign Bank is not adequately capitalized at the time.
      In addition, prior approval of the OTS would be required if Sovereign Bank’s examination or Community Reinvestment Act ratings fall below certain levels or Sovereign Bank is notified by the OTS that it is a problem association or an association in troubled condition. Also, even if prior OTS approval is not required, Sovereign Bank must give the OTS 30 days prior notice of the declaration of any dividend to us. The OTS may deny an application for approval for any capital distribution that it determines would constitute an unsafe or unsound practice. In addition, as a holding company, our rights and the rights of our creditors to participate in the assets of Sovereign Bank upon any liquidation, receivership or reorganization will be subject to the prior claims of Sovereign Bank’s creditors, including Sovereign Bank’s depositors.
An economic downturn may lead to a deterioration in our asset quality and adversely affect our earnings and cash flow.
      Our business faces various material risks, including credit risk and the risk that the demand for our products will decrease. In a recession or other economic downturn, these risks would probably become more acute. In an economic downturn, our credit risk and litigation expense will increase. Also, decreases in consumer confidence, real estate values, interest rates and investment returns, usually associated with a downturn, could combine to make the types of loans we originate less profitable.
Changing interest rates may adversely affect our profits.
      To be profitable, we must earn more money from interest on loans and investments and fee-based revenues than the interest we pay to our depositors and creditors and the amount necessary to cover the cost of our operations. Rising interest rates may hurt our income because they may reduce the demand for loans and the value of our investment securities and our loans. If interest rates decrease, our net interest income could be negatively affected if interest earned on interest-earning assets, such as loans, mortgage-related securities, and other investment securities, decreases more quickly than interest paid on interest-bearing liabilities, such as deposits and borrowings. This would cause our net interest income to go down. In addition, if interest rates decline, our loans and investments may prepay earlier than expected, which may also lower our income. Interest rates do and will continue to fluctuate, and we cannot predict future Federal Reserve Board actions or other factors that will cause rates to change. If the yield curve steepens or flattens, it could impact our net interest income in ways management may not accurately predict.
We experience intense competition for loans and deposits.
      Competition among financial institutions in attracting and retaining deposits and making loans is intense. Our most direct competition for deposits has come from commercial banks, savings and loan associations and credit unions doing business in our areas of operation, as well as from nonbanking sources, such as money market mutual funds and corporate and government debt securities. Competition for loans comes primarily from commercial banks, savings and loan associations, consumer finance companies, insurance companies and other institutional lenders. We compete primarily on the basis of products offered, customer service and price. A number of institutions with which we compete have greater assets and capital than we do and, thus, may have a competitive advantage.
We are subject to substantial regulation which could adversely affect our business and operations.
      As a financial institution, we are subject to extensive regulation, which materially affects our business. Statutes, regulations and policies to which we and Sovereign Bank are subject may be changed at any time, and the interpretation and the application of those laws and regulations by our regulators is also subject to change. There can be no assurance that future changes in regulations or in their interpretation or application will not adversely affect us.
      The regulatory agencies having jurisdiction over banks and thrifts have under consideration a number of possible rulemaking initiatives which impact on bank and thrift and bank and thrift holding company capital requirements. Adoption of one or more of these proposed rules could have an adverse effect on us and Sovereign Bank.
      Existing federal regulations limit our ability to increase our commercial loans. We are required to maintain 65% of our assets in residential mortgage loans and certain other loans, including small business loans. We also cannot have more than 10% of our assets in large commercial loans that are not secured by real estate, more than 10% in small business loans, or more than four times our capital in commercial real estate loans. A small business loan is one with an original loan amount of less than $2 million, and a large commercial loan is a loan with an original loan amount of $2 million or more. Because commercial loans generally yield interest income which is higher than residential mortgage loans, the amount of our interest income could be adversely affected by these provisions. If the growth of our commercial loan portfolio continues at its current rate, we may exceed these regulatory limitations, requiring us to reduce the size of our commercial loan portfolio or take other actions which may adversely affect our net income.
Changes in accounting standards could impact reported earnings.
      The accounting standard setters, including the FASB, SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the restatement of prior period financial statements.
Difficulties in combining the operations of acquired entities with our own operations may prevent us from achieving the expected benefits from our acquisitions.
      We may not be able to achieve fully the strategic and operating efficiencies in an acquisition. Inherent uncertainties exist in the operations of an acquired entity. In addition, the market conditions where we and our potential acquisition targets operate are highly competitive. Although we have a strong track record in integrating acquired entities, it is possible that we may lose customers or the customers of acquired entities as a result of an acquisition. We may also lose key personnel, either from the acquired entity or from ourself, as a result of an acquisition. These factors could contribute to us not achieving the expected benefits from our acquisitions within desired time frames, if at all.
Future sales or issuances of our common stock or equity-related securities in the public market or in connection with mergers and acquisitions or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock.
      Our board of directors has the authority to issue, without the vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of Sovereign common stock. As of March 31, 2006, we had no shares of preferred stock outstanding, and our authorized capital stock included 800,000,000 shares of common stock, no par value, of which 358,851,466 shares were outstanding.
      We are not restricted from issuing additional common stock in a public offering or a private placement or from issuing shares of common or preferred stock in connection with any merger or acquisition. No prediction can be made as to the effect, if any, that future sales of issuances of shares of our common stock, equity-related securities or the availability of such securities for future sale will have on the trading price of our common stock.

FORWARD-LOOKING STATEMENTS
      The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Sovereign. Sovereign may from time to time make forward-looking statements in Sovereign’s filings with the Securities and Exchange Commission in its reports to shareholders (including its 2005 Annual Report) and in other communications by Sovereign, which are made in good faith by Sovereign, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the disclosure communications by Sovereign, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “will,” “would,” “believe,” “expect,” “hope,” “anticipate,” “estimate,” “intend,” “plan,” “strive,” “hopefully,” “try,” “assume” or similar expressions constitute forward-looking statements.
      These forward-looking statements include statements with respect to Sovereign’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of Sovereign, including statements relating to:

•	growth in net income, shareholder value and internal tangible equity generation;

•	growth in earnings per share;

•	return on equity;

•	return on assets;

•	efficiency ratio;

•	Tier 1 leverage ratio;

•	annualized net charge-offs and other asset quality measures;

•	fee income as a percentage of total revenue;

•	ratio of tangible equity to assets or other capital adequacy measures;

•	book value and tangible book value per share; and

•	loan and deposit portfolio compositions, employee retention, deposit retention, asset quality and reserve adequacy.
      These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements. Although Sovereign believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond Sovereign’s control). The following factors, among others, could cause Sovereign’s financial performance to differ materially from its goals, plans, objectives, intentions, expectations, forecasts and projections (and the underlying assumptions) expressed in the forward-looking statements:

•	the strength of the United States economy in general and the strength of the regional and local economies in which Sovereign conducts operations;

•	the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	inflation, interest rate, market and monetary fluctuations;

•	adverse changes that may occur in the securities markets, including those related to the financial condition of significant issuers in our investment portfolio;

•	Sovereign’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and its ability to realize related revenue synergies and cost savings within expected time frames;

•	the possibility that expected merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at acquisition date and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	deposit attrition, customer loss, revenue loss and business disruption following Sovereign’s acquisitions, including adverse effects on relationships with employees may be greater than expected;

•	anticipated acquisitions may not close on the expected closing date or may not close at all;

•	the conditions to closing anticipated acquisitions, including stockholder and regulatory approvals, may not be satisfied;

•	Sovereign’s timely development of competitive new products and services in a changing environment and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services and vice versa;

•	the ability of Sovereign and its third party vendors to convert and maintain Sovereign’s data processing and related systems on a timely and acceptable basis and within projected cost estimates;

•	the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, capital, liquidity, proper accounting treatment, securities and insurance, and the application thereof by regulatory bodies and the impact of changes in and interpretation of generally accepted accounting principles;

•	technological changes;

•	competitors of Sovereign may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Sovereign;

•	changes in consumer spending and savings habits;

•	acts of terrorism or domestic or foreign military conflicts; and acts of God, including natural disasters;

•	regulatory or judicial proceedings;

•	changes in asset quality;

•	if Sovereign acquires companies with weak internal controls, it will take time to get the acquired company up to the same level of operating effectiveness as Sovereign’s internal control structure. Sovereign’s inability to address these risks could negatively affect Sovereign’s operating results; and

•	Sovereign’s success in managing the risks involved in the foregoing.
      If one or more of the factors affecting Sovereign’s forward-looking information and statements proves incorrect, then its actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, Sovereign cautions you not to place undue reliance on any forward-looking information and statements. The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward looking statement. Any forward looking statements only speak as of the date of this document.
      Sovereign does not intend to update any forward-looking information and statements, whether written or oral, to reflect any change. All forward-looking statements attributable to Sovereign are expressly qualified by these cautionary statements.

THE SECURITIES WE MAY OFFER
      We may use this prospectus to offer up to $2,500,000,000 of:

•	debt securities;

•	preferred stock;

•	depositary shares;

•	common stock;

•	warrants;

•	stock purchase contracts; and

•	stock purchase units.
      A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities.
THE TRUSTS
      Each Trust is a statutory trust formed under Delaware law pursuant to a separate declaration of trust executed by us, as sponsor for such Trust, and the trustees of such Trust and the filing of a certificate of trust with the Delaware Secretary of State.
      Unless an accompanying prospectus supplement provides otherwise, each Trust exists for the sole purposes of:

•	issuing the trust preferred securities;

•	investing the gross proceeds of the sale of the trust preferred securities in a specific series of our subordinated debt securities and, possibly, other Sovereign securities; and

•	engaging in only those other activities necessary or incidental thereto.
      All of the common securities of each Trust will be owned by us. The trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and continuance of an event of default under the applicable declaration of trust, the rights of the holders of the applicable trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable trust preferred securities.
      We will acquire trust common securities having an aggregate liquidation amount equal to a minimum of 3% of the total capital of each Trust. Each Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable declaration of trust. Each Trust’s business and affairs will be conducted by the trustees. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each Trust. The duties and obligations of the trustees will be governed by the declaration of trust. At least one of the trustees of each Trust will be one of our employees or officers who will act as the administrative trustee. One trustee of each Trust will be a financial institution that is not affiliated with us, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware. We will pay all fees and expenses related to each Trust and the offering of the trust preferred securities. Unless otherwise set forth in the prospectus supplement, the property trustee will be The Bank of New York, and the Delaware trustee will be The Bank of New York, Delaware. The office of the Delaware trustee in the State of

Delaware is White Clay Center, Newark, Delaware 19711. The principal place of business of each Trust is 300 Delaware Avenue, Suite 800, Wilmington, Delaware 19801.
THE SECURITIES THE TRUSTS MAY OFFER
      Each Trust may use this prospectus to offer up to $2,500,000,000 of trust preferred securities.
      A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of the trust preferred securities.
USE OF PROCEEDS
      Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, which may include working capital, capital expenditures, repayment of existing indebtedness, financing possible future acquisitions, repurchasing shares of our common stock, and providing advances to or investments in Sovereign Bank and other direct or indirect subsidiaries. The amounts and timing of our application of the proceeds will depend upon many factors, including the funding requirements of Sovereign Bank and other direct or indirect subsidiaries, the availability of other funds, and the existence of acquisition opportunities. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.
OUR RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth Sovereign’s consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes before adjustment for minority interests, plus fixed charges, less preference security dividend requirements of consolidated subsidiaries. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

	Year Ended December 31,

	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges:
Including interest on deposits	1.64x	1.66x	1.70x	1.48x	1.11x
Excluding interest on deposits	2.17x	2.01x	2.20x	1.91x	1.26x
DESCRIPTION OF COMMON STOCK
      We may issue, either separately or together with other securities, shares of common stock. Under our articles of incorporation, we are authorized to issue up to 800,000,000 shares of common stock. Upon our receipt of the full specified purchase price therefor, the common stock will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See “Description of Our Capital Stock” below.
DESCRIPTION OF PREFERRED STOCK
      The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement, of which this prospectus forms a part. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
General
      Under our articles of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series, except as otherwise stated in the articles of incorporation.
      Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a statement with respect to shares as an amendment to our articles of incorporation. The term “board of directors” includes any duly authorized committee.
      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our and our subsidiaries’ officers, directors and employees pursuant to benefit plans or otherwise. Shares of preferred stock we issue may have the effect of rendering more difficult or discouraging a transaction to acquire us which is deemed undesirable by our board of directors.
      The preferred stock will be, when issued, fully paid and nonassessable. Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire any other shares of our capital stock.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
      Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.
Dividends
      Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

      We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.
      Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.
      Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any of our other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
      The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.
Redemption
      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, or may be mandatorily redeemed at a certain date.
      Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Liquidation Preference
      Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.
      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the prospectus supplement;

•	as otherwise stated in the statement with respect to shares establishing such series; or

•	as required by applicable law.
DESCRIPTION OF DEPOSITARY SHARES
      The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.
General
      We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company, or an affiliate thereof, we select and that has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
      The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.
      The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
      If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.
      Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Voting Deposited Preferred Stock
      Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
      We will agree to take all actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from a holder of depositary shares representing any series of preferred stock, the preferred stock depositary will vote the preferred shares with respect to the depositary shares owned by such holder in the manner described in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement may be terminated only if:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their account.
      Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary
      The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
      The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.
      Neither we nor the preferred stock depositary will be liable if we or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties thereunder and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF DEBT SECURITIES
      The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. You should read the more detailed provisions of the applicable indenture and supplemental indentures, if any, including the defined terms, for the provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an accompanying prospectus supplement. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Whenever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statement in this prospectus is qualified by that reference.
General
      The debt securities offered by this prospectus will be our secured or unsecured obligations, and will be either senior debt, subordinated debt, or junior subordinated debt. Senior debt will be issued under a senior indenture. Subordinated debt will be issued under a subordinated indenture. Junior subordinated debt will be issued under a junior subordinated indenture. The senior indenture, the subordinated indenture, and the junior subordinated indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” Except as specified in “Senior Debt,” “Subordination,” the fifth following paragraph or otherwise below and in any applicable prospectus supplement, any junior subordinated debt will be subject to the same terms and conditions as subordinated debt and will be issued under a junior subordinated indenture filed as an exhibit to this registration statement. Unless the context provides otherwise, references to the subordinated indenture shall also be deemed to be references to the junior subordinated indenture. The indentures have been filed with the SEC and are filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus forms a part. To obtain copies of the indentures, please see “Where You Can Find More Information” or contact the applicable trustee.

      Unless otherwise provided for a particular issuance in an accompanying prospectus supplement, the trustee under the indentures will be BNY Midwest Trust Company.
      The indentures do not limit the total principal amount of debt securities that may be issued, and the indentures provide that debt securities of any series may be issued up to the total principal amount that we authorize from time to time. Except as may be set forth in a prospectus supplement, neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that may be incurred or the other securities that we or any of our affiliates may issue.
      Because we are a holding company, the claims of creditors of our subsidiaries, including Sovereign Bank, will have a priority over our rights as a shareholder of Sovereign Bank, and also over the rights of our creditors, including the holders of our debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation or recapitalization, except to the extent that we may be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory limitations on the payment of dividends and on loans and other transfers from our banking subsidiaries to us.
      The amount of debt securities offered by this prospectus will be limited to the amounts described on the cover of this prospectus. The indentures provide that our senior, subordinated or junior subordinated debt securities may be issued in one or more series with different terms, in each case as we authorize from time to time. (Section 301)
      The senior securities may be unsecured or secured by certain of our assets, including the stock of Sovereign Bank we own, and, except as may be set forth in a prospectus supplement, will rank on an equal basis with our other unsecured senior debt. The subordinated securities and junior subordinated securities will be unsecured and, except as may be set forth in a prospectus supplement, will rank on an equal basis with our other subordinated debt or junior subordinated debt, respectively, and, together with such other subordinated debt or junior subordinated debt, will be subordinate and junior in right of payment to the prior payment in full of our senior debt (which in the case of the junior subordinated debt will also include subordinated debt) as described below under “Subordination.”
      The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the designation and any limit on the total principal amount of such debt securities;

•	the price (expressed as a percentage of the total principal amount) at which such debt securities will be issued;

•	the date or dates on which such debt securities will mature or method by which such dates can be determined;

•	the currency or currencies in which such debt securities are being sold and are denominated and the circumstances, if any, under which any debt securities may be payable in a currency other than the currency in which such debt securities are denominated, and if so, the exchange rate, the exchange rate agent and, if the holder of any such debt securities may elect the currency in which payments are to be made, the manner of such election;

•	the denomination in which any debt securities which are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000;

•	the rate or rates (which may be fixed or variable) at which such debt securities will bear interest, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

•	the date from which interest on such debt securities will accrue, the dates on which such interest will be payable or method by which such dates can be determined, the date on which payment of such interest will commence and the circumstances, if any, in which we may defer interest payments;

•	the dates on which, and the price or prices at which, such debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or mandatory repayment provisions, be redeemed or repaid and the other terms and provisions of any such optional redemption or mandatory repayment;

•	any terms by which such debt securities may be convertible into common stock (see “Description of Common Stock”), preferred stock (see “Description of Preferred Stock”), or any of our other capital stock (see “Description of Our Capital Stock”) and, in case of debt securities convertible into preferred stock, the terms of such preferred stock;

•	any terms by which the principal of such debt securities will be exchangeable for capital stock and any terms creating a securities fund pursuant to which the proceeds of sales of capital stock may be designated on our books for the payment of any of the principal of such debt securities;

•	whether such debt securities are to be issuable as bearer securities and/or registered securities and, if issuable as bearer securities, the terms upon which any bearer securities may be exchanged for registered securities;

•	whether such debt securities are to be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

•	if a temporary global debt security is to be issued with respect to such series, the extent to which, and the manner in which, any interest payable on an interest payment date prior to the issuance of a permanent global security or definitive bearer securities will be credited to the accounts of the persons entitled to interest on the interest payment date;

•	if a temporary global security is to be issued with respect to such series, the terms upon which interests in such temporary global security may be exchanged for interests in a permanent global security or for definitive debt securities of the series and the terms upon which interests in a permanent global security, if any, may be exchanged for definitive debt securities of the series;

•	any additional restrictive covenants included for the benefit of holders of such debt securities;

•	any additional events of default provided with respect to such debt securities;

•	information with respect to book-entry procedures, if any;

•	whether the debt securities will be repayable at the option of the holder in the event we are subject to a change in control;

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture;

•	the terms of any securities being offered together with or separately from the debt securities;

•	if such debt securities are original issue discount securities, the accreted or notational value thereof (or method of determining such amount) upon acceleration of maturity;

•	any guarantees issued with respect to such debt securities; and

•	any security interests or other liens granted to secure such debt securities.
      Such prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities and certain United States federal income tax consequences and other special considerations applicable to such series of debt securities. If a debt security is denominated in a foreign currency, such debt security may not trade on a U.S. national securities exchange unless and until the SEC has approved appropriate rule changes pursuant to the Securities Exchange Act of 1934 to accommodate the trading of such debt security.

Form, Exchange, Registration and Transfer
      Debt securities of a series may be issuable in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless otherwise indicated in the prospectus supplement, bearer securities other than bearer securities in temporary or permanent global form will have interest coupons attached. (Section 201) Each indenture also provides that bearer securities or registered securities of a series may be issuable in permanent global form. (Section 203) See “— Permanent Global Securities.”
      Registered securities of any series will be exchangeable for other registered securities of the same series of authorized denominations and of a like total principal amount, tenor and terms. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. Bearer securities surrendered in exchange for registered securities between the close of business on a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities. (Section 305) Each bearer security, other than a temporary global bearer security, and each interest coupon will bear an appropriate legend as will be specified in an applicable prospectus supplement.
      Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to such series of debt securities, without service charge and upon payment of any taxes and other governmental charges. (Section 305) If the applicable prospectus supplement refers to any transfer agent (in addition to the security registrar) we initially designate with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or security registrar) acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, we must maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)
      We shall not be required to:

•	issue, register the transfer of, or exchange debt securities of any particular series to be redeemed or exchanged for capital stock for a period of 15 days preceding the first publication of the relevant notice of redemption or, if registered securities are outstanding and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security selected for redemption or exchange in whole or in part, except the unredeemed or unexchanged portion of any registered security being redeemed or exchanged in part; or

•	exchange any bearer security selected for redemption or exchange except that such a bearer security may be exchanged for a registered security of like tenor and terms of that series, provided that such registered security shall be surrendered for redemption or exchange. (Section 305)
      Additional information regarding restrictions on the issuance, exchange and transfer of, and special United States federal income tax considerations relating to, bearer securities will be set forth in the applicable prospectus supplement.

Temporary Global Securities
      If so specified in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as bearer securities will initially be represented by one or more temporary global securities, without interest coupons, to be deposited with a common depositary such as Euroclear System and Clearstream Banking, societe anonyme, Luxembourg for credit to designated accounts. On and after the date determined as provided in any such temporary global security and described in the applicable prospectus supplement, but within a reasonable time, each such temporary global security will be exchangeable for definitive bearer securities, definitive registered securities or all or a portion of a permanent global bearer security, or any combination thereof, as specified in the prospectus supplement. No definitive bearer security or permanent global bearer security delivered in exchange for a portion of a temporary global security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.
      Additional information regarding restrictions on and special United States federal income tax consequences relating to temporary global securities will be set forth in the applicable prospectus supplement.
Permanent Global Securities
      If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global security may exchange their interests for definitive debt securities of such series and of like tenor and principal amount of any authorized form and denomination. Principal of and any premium and interest on a permanent global security will be payable in the manner described in the applicable prospectus supplement.
Payments and Paying Agents
      Unless otherwise indicated in the applicable prospectus supplement:

•	payments of principal of and premium, if any, and interest, if any, on bearer securities will be payable in the currency designated in the prospectus supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as we may appoint from time to time;

•	such payments may be made, at the option of the holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States; and

•	payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date to a paying agent outside the United States. (Section 1001)
      No payment with respect to any bearer security will be made at any office or paying agency we maintain in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal of and premium, if any, and interest, if any, on bearer securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency we designate in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the trustee receives an opinion of counsel that such payment within the United States is legal. (Section 1002)
      Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, and interest, if any, on a registered security will be payable in the currency designated in the prospectus supplement, and interest will be payable at the office of such paying agent or paying agents as we may appoint from time to time, except that, at our option, payment of any interest may be made by a check in such currency mailed to the holder at the holder’s registered address or by wire transfer to an account in such currency designated by the holder in writing not less than ten days prior to the date of payment. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on a registered security will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such payments. (Section 307) Unless otherwise indicated in the applicable prospectus supplement, principal payable at maturity will be paid to the registered holder upon surrender of the registered security at the office of a duly appointed paying agent.
      The paying agents outside the United States we initially appoint for a series of debt securities will be named in the applicable prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent outside the United States so long as any bearer securities are outstanding where bearer securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of debt securities is listed on the stock exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for such series of debt securities. (Section 1002)
      All moneys we pay to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will, at our request, be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment. (Section 1003)
Covenants Contained in Indentures
      Unless an accompanying prospectus supplement provides otherwise, the indentures will provide that we may not:

•	sell, transfer, or otherwise dispose of any shares of voting stock of Sovereign Bank or permit Sovereign Bank to issue, sell, or otherwise dispose of any shares of its voting stock unless we retain direct ownership of at least 80% of the voting stock;

•	permit Sovereign Bank to merge or consolidate unless we directly own at least 80% of the voting stock of the surviving entity; or

•	convey or transfer Sovereign Bank’s properties and assets substantially as an entirety to any other entity unless we directly own at least 80% of the voting stock of the entity. (Section 1005)
      With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indentures, these requirements may be modified so as to reduce the required percentage of ownership from 80% to a majority. (Section 902)
      We are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on our property (other than, in the case of the senior indentures, on the voting stock of Sovereign Bank as described above) for any purposes or from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specific levels of net worth or liquidity. In addition, the indentures do not contain any provision that would require us to repurchase, redeem or otherwise modify the terms of any of our debt securities upon a change in control or other events involving us that may adversely affect the creditworthiness of the debt securities.
      The above covenants may be modified by, or additional covenants may be provided for in, a supplemental indenture, as will be further described in an applicable prospectus supplement.
Modification and Waiver
      Except as to the above, and certain other modifications and amendments not adverse to holders of debt securities, modifications and amendments of and waivers of compliance with certain restrictive provisions under each indenture may be made only with the consent of the holders of not less than 66 2/3 % in principal amount of the outstanding debt securities of each series affected by such modification, amendment or waiver.

      No such modification or amendment may, without the consent of the holder of each security so affected:

•	change the stated maturity of the principal or any installment of principal or any installment of interest, if any;

•	reduce the amount of principal or interest payable on the debt security, or any premium payable upon its redemption or repayment or, in the case of an original issue discount security, the amount of principal payable upon the acceleration of its maturity;

•	change the place of payment or the currency in which principal or interest is payable, if any;

•	impair the right of any holders to sue for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the holder’s right of repayment, if any, at the option of the holder;

•	reduce the percentage in principal amount of outstanding debt securities of any series, whose holders must consent for modification or amendment of the applicable indenture, or for waiver of compliance with certain provisions of the applicable indenture, or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	in the case of debt securities exchangeable for capital stock, impair any right to the delivery of capital stock in exchange for such debt securities or the right to sue for the enforcement of any such delivery or, in the case of debt securities convertible into common stock or preferred shares, impair any right to convert such debt securities; or

•	modify any of the above provisions. (Section 902)
      Each indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder if debt securities of that series are issuable in whole or in part as bearer securities. (Section 1601) A meeting may be called at any time by the trustee for such debt securities, or upon our request or upon the request of holders of at least 10% in principal amount of the outstanding debt securities of such series, upon notice given in accordance with the applicable indenture. (Section 1602)
      Except as limited by the preceding paragraph:

•	any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series;

•	any resolution with respect to any consent or waiver which may be given only by the holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series issued under an indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the holders of 66 2/3 % in principal amount of such outstanding debt securities of that series; and

•	any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series issued under an indenture may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. (Section 1604)
      Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons issued under that indenture. The quorum at any meeting of holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of such series.
      If any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than 66 2/3 % in principal amount of the outstanding debt securities of a series, the persons holding or representing 66 2/3 % in principal amount of the outstanding debt securities of such series issued under that indenture will constitute a quorum. (Section 1604)
Events of Default
      Unless otherwise provided in the applicable prospectus supplement, any series of senior securities issued under the senior indenture will provide that the following shall constitute events of default with respect to such series:

•	default in payment of principal of or premium, if any, on any senior security of such series when due;

•	default for 30 days in payment of interest, if any, on any senior security of such series or related coupon, if any, when due;

•	default in the deposit of any sinking fund payment on any senior security of such series when due;

•	default in the performance of any other covenant in such indenture, continued for 90 days after written notice of the default by the trustee thereunder or by the holders of at least 25% in principal amount of the outstanding senior securities of such series issued under that indenture; and

•	certain events of our or Sovereign Bank’s bankruptcy, insolvency or reorganization. (Section 501 of the senior indenture)
      Unless otherwise provided in the applicable prospectus supplement, any series of subordinated securities issued under the subordinated indenture will provide that the only event of default will be certain events of our bankruptcy. (Section 501 of the subordinated indenture) Unless specifically stated in the applicable prospectus supplement for a particular series of subordinated securities, there is no right of acceleration of the payment of principal of the subordinated securities upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the subordinated securities or subordinated indenture. In the event of a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant (including, if applicable, any covenant to deliver any capital stock required to be delivered or any covenant to sell capital stock in a secondary offering) or agreement in the subordinated securities or subordinated indenture, the trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of such principal, premium, if any, or interest, if any, or to obtain the performance of such covenant or agreement or any other proper remedy, including, in the case of the failure to deliver capital stock, a proceeding to collect money equal to the principal amount of any subordinated securities for which capital stock were to be exchanged. (Section 503 of the subordinated indenture)
      We are required to file annually with each trustee an officers’ certificate as to the absence of certain defaults under the terms of the indentures. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture) Each indenture provides that if an event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series issued under that indenture may declare the principal of all such debt securities (or in the case of original issue discount series, such portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (Section 502) In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of any such series and any related coupons, waive any past default or event of default except a default in payment of the principal of or premium, if any, on any of the debt securities of such series and in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series or coupons affected. (Section 513)
      Each indenture contains a provision entitling the trustee, subject to the duty during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series or any related coupons before proceeding to exercise any right or power under such indenture at the request of such holders. (Section 603) Each indenture provides that no holder of any debt securities of any series or any related coupons may institute any proceeding, judicial or otherwise, to enforce such indenture except in the case of failure of the trustee, for 60 days, to act after it is given notice of default, a request to enforce such indenture by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series, and an offer of indemnity reasonable to the trustee. (Section 507) This provision will not prevent any holder of debt securities or any related coupons from enforcing payment of the principal, premium, if any, and interest, if any, at their respective due dates. (Section 508) The holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under an indenture may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such debt securities or exercising any trust or power conferred on it with respect to the debt securities of such series. However, such trustee may refuse to follow any direction that conflicts with law or the indenture under which it serves or which would be unjustly prejudicial to holders not joining the proceeding. (Section 512)
      Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series of debt securities known to it, give to the holders of debt securities of such series notice of such default if not cured or waived. Except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any debt securities of such series or any related coupons or in the payment of any sinking fund installment with respect to debt securities of such series or in the exchange of capital stock for debt securities of such series, the trustee for such debt securities shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of such debt securities. (Section 602)
Defeasance
      We may terminate certain of our obligations under each indenture with respect to the debt securities of any series, including our obligations to comply with the covenants described under the heading “Covenants Contained in Indentures” above, on the terms and subject to the conditions contained in the indentures, by depositing in trust with the trustee money and/or, to the extent such debt securities are denominated and payable in U.S. dollars only, eligible instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on such debt securities, and any mandatory sinking fund, repayment or analogous payments on the securities, on the scheduled due dates for payment. Such deposit and termination is conditioned upon our delivery of an opinion of counsel that the holders of such debt securities will have no federal income tax consequences as a result of such deposit and termination. Such termination will not relieve us of our obligation to pay when due the principal of or interest on such debt securities if such debt securities of such series are not paid from the money or eligible instruments held by the trustee for the payment thereof. (Section 401) This is called “covenant defeasance.” The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance with respect to the debt securities of a particular series.
Senior Debt
      Except as may be described in an applicable prospectus supplement, senior debt is any obligation to our creditors, now outstanding or subsequently incurred, other than:

•	any obligation as to which the instrument creating or evidencing it or pursuant to which it is outstanding provides that such obligation is not senior debt;

•	obligations evidenced by debt securities issued under the subordinated indenture (Section 101 of the subordinated indenture) (except in the case of the junior subordinated indenture (Section 101 of the junior subordinated indenture)); and

•	obligations evidenced by debt securities issued under the junior subordinated indenture.
Subordination
      The subordinated securities or the junior subordinated securities, as applicable, shall be subordinate and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all of our senior debt (as such term is defined above). In the event that we default in the payment of any principal, premium, if any, or interest, if any, on any senior debt when it becomes due and payable, whether at maturity, or at a date fixed for prepayment, or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the subordinated securities or the junior subordinated securities, as applicable, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated securities or the junior subordinated securities, as applicable. (Section 1801 of the subordinated indenture or the junior subordinated indenture, as applicable) A series of subordinated debt securities may be issued that is subordinate to the senior debt, but is senior as to right of payment to some or all other series of subordinated or junior subordinated debt securities.
      In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding, relating to us, our creditors or our property, any proceeding for our liquidation, dissolution or other winding up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors, or any other marshalling of our assets, all senior debt (including any interest accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal or interest on the subordinated securities or the junior subordinated securities, as applicable. In such event, any payment or distribution on account of the principal of or interest on the subordinated securities or the junior subordinated securities, as applicable, whether in cash, securities or other property (other than our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated securities or the junior subordinated securities, as applicable, to the payment of all senior debt at the time outstanding, and to any securities issued under any such plan of reorganization or adjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated securities shall be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt (including any interest accruing after the commencement of any such proceedings) shall have been paid in full. (Section 1801 of the subordinated indenture or the junior subordinated indenture, as applicable).
      In the event of any such proceeding, after payment in full of all sums owing with respect to senior debt, the holders of subordinated securities or junior subordinated securities, as applicable, together with the holders of any of our obligations ranking on an equal basis with the subordinated securities or junior subordinated securities, as applicable, shall be entitled to be repaid from our remaining assets the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the subordinated securities or junior subordinated securities, as applicable and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock or obligations ranking junior to the subordinated securities or junior subordinated securities, as applicable, and such other obligations. If any payment or distribution on account of the principal of or interest on the subordinated securities or junior subordinated securities, as applicable, of any character or any security, whether in cash, securities or other property (other than our securities or the securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated securities or junior subordinated securities, as applicable, to the payment of all senior debt at the time outstanding and to any securities issued under any such plan of reorganization or readjustment) shall be received by any holder of any subordinated securities or junior subordinated securities, as applicable, in contravention of any of these terms and before all the senior debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the senior debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior debt remaining unpaid to the extent necessary to pay all such senior debt in full. (Section 1801 of the subordinated indenture or junior subordinated indenture, as applicable) By reason of such subordination, in the event of our insolvency, holders of senior debt may receive more, ratably, and holders of the subordinated securities having a claim pursuant to such securities may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the subordinated securities.
      The subordinated indenture or junior subordinated indenture, as applicable, may be modified or amended as provided under “— Modification and Waiver” above, provided that no such modification or amendment may, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the subordinated indenture or junior subordinated indenture, as applicable, relating to the subordination of the subordinated securities or the junior subordinated securities and any related coupons in a manner adverse to such holders. (Section 902 of the subordinated indenture or junior subordinated indenture, as applicable)
Conversion of Convertible Debt Securities
      The holders of debt securities of a specified series that are convertible into our common stock or preferred stock will be entitled at certain times specified in the applicable prospectus supplement, subject to prior redemption, repayment or repurchase, to convert any convertible debt securities of such series (in denominations set forth in the applicable prospectus supplement) into common stock or preferred stock, as the case may be, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment as described below and in the applicable prospectus supplement. Except as described below and as may be described in the applicable prospectus supplement, no adjustment will be made on conversion of any convertible debt securities for interest accrued thereon or for dividends on any common stock or preferred stock issued. (Section 1803 of the senior indenture, Section 1903 of the subordinated indenture) If any convertible debt securities not called for redemption are converted between a regular record date for the payment of interest and the next succeeding interest payment date, such convertible debt securities must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. (Section 1803 of the senior indenture, Section 1903 of the subordinated indenture) We are not required to issue fractional shares of common stock upon conversion of convertible debt securities that are convertible into common stock and, in lieu thereof, will pay a cash adjustment based upon the closing price (as defined in the indenture) of the common stock on the last business day prior to the date of conversion. (Section 1804 of the senior indenture, Section 1904 of the subordinated indenture) In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the redemption date. (Section 1802 of the senior indenture, Section 1902 of the subordinated indenture)
      Unless otherwise indicated in the applicable prospectus supplement, the conversion price for convertible debt securities that are convertible into our common stock is subject to adjustment under formulas set forth in the applicable indenture in certain events, including:

•	the issuance of our capital stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock;

•	the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the indenture); and

•	the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described in the second paragraph below) or rights or warrants (excluding those referred to above). (Section 1806 of the senior indenture, Section 1906 of the subordinated indenture)
      In the event that we distribute any rights or warrants to acquire capital stock pursuant to which separate certificates representing such capital stock rights will be distributed subsequent to the initial distribution of such capital stock rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of convertible debt securities), such subsequent distribution shall be deemed to be the distribution of such capital stock rights. We may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing such capital stock rights, make proper provision so that each holder of such a convertible debt security who converts it (or any portion of it) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of common stock issued with capital stock rights. If converted after such record date and prior to the expiration, redemption or termination of such capital stock rights, the holder shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion, the same number of such capital stock rights as would a holder of the number of shares of common stock that such convertible debt security so converted would have entitled its holder to acquire in accordance with the terms and provisions applicable to the capital stock rights if such convertible debt security were converted immediately prior to the record date for such distribution. Common stock owned by or held for our account or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.
      No adjustment in the conversion price of convertible debt securities that are convertible into common stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of convertible debt securities that are convertible into common stock will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect, provided, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment. Any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. We reserve the right to make such reductions in the conversion price in addition to those required in the foregoing provisions as we in our discretion shall determine to be advisable in order that certain stock-related distributions we make to our shareholders in the future shall not be taxable. (Section 1806 of the senior indenture, Section 1906 of the subordinated indenture) Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or securities carrying the right to purchase any of the foregoing.
      In the case of a reclassification or change of the common stock, a consolidation or merger involving us, or a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the convertible debt securities then outstanding that are convertible into common stock will be entitled thereafter to convert such convertible debt securities into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such convertible debt securities been converted into common stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. (Section 1807 of the senior indenture, Section 1907 of the subordinated indenture)
      In the event of a taxable distribution to holders of common stock (or other transaction) which results in any adjustment of the conversion price of convertible debt securities that are convertible into common stock, the holders of such convertible debt securities may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock or such convertible debt securities.
Exchange for Capital Stock
      To the extent set forth in a prospectus supplement, a specified series of debt securities may be mandatorily exchangeable for capital stock as described under “Description of Our Capital Stock” below.
Information Concerning the Trustee
      The trustee serves as trustee under indentures for certain of our other debt.
      The trustee may, from time to time make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act of 1939, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust

Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify debt holders to this effect and any debt holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.
DESCRIPTION OF WARRANTS
      We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the forms of warrant agreements and warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreements and the warrant certificates.
General
      If warrants are offered, the applicable prospectus supplement will describe the terms of such warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each of these securities;

•	if applicable, the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificate or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

•	the title of the warrants;

•	the offering price of the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that is purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      As described in the applicable prospectus supplement, warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in such prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.
Exercise of Warrants
      Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

      Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price and the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
Amendments and Supplements to Warrant Agreements
      The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.
Common Stock Warrant Adjustments
      Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of our common stock;

•	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 60 days after the date fixed for the determination of the shareholders entitled to receive such capital stock rights, at less than the current market price; and

•	the distribution to all holders of common stock of securities or other assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).
      We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as such holder would have received if such common stock warrant was exercised immediately prior to the record date for such distribution.
      Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.
      Except as provided in the applicable prospectus supplement, no adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.
      In the case of a reclassification or change of our common stock, a consolidation or merger involving us, or a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and one or more shares of our common stock, preferred stock or fractions thereof or a debt security or our debt obligation, or the debt obligation of a third party, including a U.S. Treasury security. Our common stock, preferred stock or debt securities or the debt obligation of a third party may serve as collateral to secure the holders’ obligations to purchase the shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units.
DESCRIPTION OF OUR CAPITAL STOCK
      At December 31, 2005, our authorized capital consisted of 800,000,000 shares of common stock, no par value, and 7,500,000 shares of authorized preferred stock. As of March 31, 2006, there were 358,851,466 shares of our common stock outstanding and no shares of preferred stock issued and outstanding. There are no other shares of capital stock authorized, issued or outstanding. We have no options, warrants, or other rights authorized, issued or outstanding, other than as described below under “Trust PIERS” and “Shareholder Rights Plan,” and options granted under our stock option plans.
Common Stock
      The holders of our common stock share ratably in dividends when and if declared by our board of directors from legally available funds. Our declaration and payment of cash dividends depends upon dividend payments by Sovereign Bank, which are our primary source of revenue and cash flow. We are a legal entity separate and distinct from our subsidiaries. Accordingly, our right, and consequently the right of our creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that our claims in our capacity as a creditor may be recognized.
      Prior to the issuance of any of our preferred stock that possesses voting rights (see — “Preferred Stock” below), the holders of shares of common stock will possess exclusive voting rights on matters upon which shareholders have the right to vote. Each holder of shares of our common stock has one vote for each share held on matters upon which shareholders have the right to vote. Our shareholders cannot cumulate votes in the election of directors.

      The holders of our common stock have no preemptive rights to acquire any additional shares of our common stock. In addition, our common stock is not subject to redemption.
      Our articles of incorporation authorize our board of directors to issue authorized shares of our common stock without shareholder approval. Our common stock is listed on the New York Stock Exchange under the symbol “SOV.”
      In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of our common stock share ratably in any of our assets or funds that are available for distribution to shareholders after the satisfaction of our liabilities (or after adequate provision is made therefor) and after payment of any liquidation preferences of any outstanding of our preferred stock.
Preferred Stock
      Our board of directors is authorized to approve the issuance of our preferred stock, without any required approval of shareholders. Our board determines the rights, qualifications, restrictions, and limitations on each series of our preferred stock at the time of issuance. These rights may include rights to participating dividends, voting and convertibility into shares of our common stock. Shares of our preferred stock may have dividend, redemption, voting, and liquidation rights taking priority over our common stock, and may be convertible into our common stock.
Trust PIERS
      In the first quarter of 2004, Sovereign Capital Trust IV, a special purpose statutory trust, issued 16,000,000 Contingent Convertible Trust Preferred Income Equity Redeemable Securities (“Trust PIERS”). Each Trust PIERS:

•	has a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the trust, which assets consist solely of junior subordinated debentures issued by us and warrants to purchase 1.6301 shares per warrant (subject to adjustment) of our common stock; and

•	is convertible, upon the satisfaction of certain conditions, at any time prior to March 1, 2034 (subject to redemption), into 1.6301 shares (subject to antidilution adjustments) of our common stock. The exercise price of the warrants is equal to the accreted value of the Trust PIERS (subject to antidilution adjustments). The accreted value of a Trust PIERS is equal to the sum of the initial purchase price of the Trust PIERS (i.e. $31.78) plus accrual of the discount (i.e. $18.22), calculated from March 1, 2004 to the date of exercise of the warrant at the all-in-yield of 7.41% per annum on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until such sum equals $50 on March 1, 2034.
Shareholder Rights Plan
      We maintain a shareholder rights plan designed to protect shareholders from attempts to acquire control of us at an inadequate price. Under the shareholder rights plan, each outstanding share of our common stock has attached to it one right to purchase one-hundredth of a share of junior participating preferred stock at an initial exercise price of $40. The rights are not currently exercisable or transferable, and no separate certificates evidencing such rights will be distributed, unless certain events occur. A holder can exercise the rights to purchase shares of the junior participating preferred stock if a person, group, or other entity acquires or commences a tender offer or an exchange offer for 9.9% or more of total voting power.
      After the rights become exercisable, the rights (other than rights held by a 9.9% beneficial owner) generally will entitle the holders to purchase either our common stock or the common stock of the potential acquiror, in lieu of the junior participating preferred stock, at a substantially reduced price.
      The rights can be redeemed at $.001 per right by a majority vote of our board of directors at any time prior to the earlier of the tenth business day following public announcement that a 9.9% position has been acquired or June 30, 2007. At any time prior to the date the rights become nonredeemable, our board of directors can extend the redemption period.
      On October 24, 2005, our board of directors amended the shareholder rights plan to provide that the term “acquiring person” shall not include Banco Santander Central Hispano, S.A. (and its affiliates and associates), which we refer to as “Santander”, to the extent and only to the extent that Santander acquires beneficial ownership of our common stock in accordance with and as permitted by the terms of the Investment Agreement dated October 24, 2005, between us and Santander.
Special Charter and Pennsylvania Corporate Law Provisions
      Our articles of incorporation and bylaws contain certain provisions which may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for our stock, a proxy contest for control of us, the assumption of control of us by a holder of a large block of our stock and the removal of our management. These provisions:

•	empower our board of directors, without shareholder approval, to issue our preferred stock, the terms of which, including voting power, are set by our board of directors;

•	divide our board of directors into three classes serving staggered three-year terms;

•	restrict the ability of shareholders to remove directors;

•	require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding stock with more than 5% of our voting power, if the transaction is not approved, in advance, by our board of directors;

•	prohibit shareholders’ actions without a meeting;

•	require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of our articles of incorporation;

•	require any person who acquires our stock with voting power of 25% or more to offer to purchase for cash all remaining shares of our voting stock at the highest price paid by such person for shares of our voting stock during the preceding year;

•	eliminate cumulative voting in elections of directors;

•	require an affirmative vote of at least two-thirds of total voting power in order for shareholders to repeal or amend our bylaws;

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders; and

•	provide that officers, directors, employees, agents and person who own 5% or more of the voting securities of any other corporation or other entity that owns 66 2/3 % or more of our outstanding voting stock cannot constitute a majority of the members of our board of directors.
      In December 2005, in response to public statements by Relational Investors LLC that it intended to seek removal without cause of all of Sovereign’s directors through a shareholder vote, Sovereign commenced litigation in the United States District Court for the Southern District of New York seeking a declaratory judgment that, under Sovereign’s articles of incorporation and the Pennsylvania Business Corporation Law, Sovereign directors can only be removed by shareholders for cause. On March 2, 2006, the District Court ruled against Sovereign. Sovereign disagrees with the District Court’s ruling that Sovereign’s directors can be removed by shareholders without cause under Pennsylvania law and Sovereign’s articles of incorporation, and is seeking a review of the ruling by the United States Court of Appeals for the Second Circuit.

      The Pennsylvania Business Corporation Law of 1988 also contains certain provisions applicable to us which may have the effect of impeding a change in control. These provisions, among other things:

•	require that, following any acquisition of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from the acquiring person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation; and

•	prohibit for five years, subject to certain exceptions, a “business combination,” which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets, with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation’s voting power.
      In 1990, Pennsylvania adopted legislation further amending the Pennsylvania Business Corporation Law of 1988. To the extent applicable to us at the present time, this legislation generally:

•	expands the factors and groups (including shareholders) which our board of directors can consider in determining whether a certain action is in the best interests of the corporation;

•	provides that our board of directors need not consider the interests of any particular group as dominant or controlling;

•	provides that our directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof for actions relating to an acquisition or potential acquisition of control;

•	provides that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•	provides that the fiduciary duty of our directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.
      The 1990 amendments to the Pennsylvania Business Corporation Law of 1988 explicitly provide that the fiduciary duty of directors does not require directors to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•	render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law of 1988, relating to control transactions, business combinations, control share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•	act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.
      One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of our board of directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the Pennsylvania Business Corporation Law of 1988 grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.
      We opted out of coverage by the “disgorgement” and “control-share acquisition” statutes included in the 1990 legislation, pursuant to a bylaw amendment as permitted by the legislation. To the extent applicable to a Pennsylvania corporation, the “disgorgement” statute generally requires disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a corporation’s voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter. The “control share acquisition” statute generally prohibits a person or group who or which exceeds certain stock ownership thresholds (20%, 33 1/3 % and 50%) for the first time from voting the “control shares” (i.e., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders.

As a result of our opt out from coverage for these statutes, neither the “disgorgement” nor the “control share acquisition” statute would apply to a nonnegotiated attempt to acquire control of us, although such an attempt would still be subject to the special charter and other provisions described in the preceding paragraphs. We can reverse this action, and thereby cause the “disgorgement” and “control share acquisition” statutes to apply to an attempt to acquire control of us, by means of an amendment to our bylaws, which could be adopted by our board of directors, without shareholder approval.
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES
Trust Preferred Securities
      The declaration of trust pursuant to which each Trust is organized will be replaced by an amended and restated declaration of trust, which will authorize the trustees of such trust to issue on behalf of such Trust one series of trust preferred securities and one series of trust common securities. The trust preferred securities will be issued to the public pursuant to the Registration Statement of which this prospectus forms a part, and the trust common securities will be issued directly or indirectly to us.
      The trust preferred securities will have such terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the applicable declaration of trust or made part of such declaration of trust by the Trust Indenture Act. Reference is made to the applicable prospectus supplement relating to the trust preferred securities of such Trust for specific terms, including:

•	the distinctive designation of such trust preferred securities;

•	the number of trust preferred securities issued by such Trust;

•	the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such Trust and the date or dates upon which such distributions shall be payable;

•	whether distributions on trust preferred securities issued by such Trust will be cumulative, and, in the case of trust preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by such Trust will be cumulative;

•	the amount or amounts which will be paid out of the assets of such Trust to the holder of trust preferred securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;

•	the terms and conditions, if any, under which trust preferred securities of such Trust may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire;

•	the terms and conditions, if any, upon which the related series of the applicable debt securities may be distributed to holders of trust preferred securities of such Trust in exchange for such trust preferred securities;

•	the obligation, if any, of such Trust to purchase or redeem trust preferred securities issued by such Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which trust preferred securities issued by such Trust will be purchased or redeemed, in whole or in part, pursuant to such obligation;

•	the voting rights, if any, of trust preferred securities issued by such Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by such Trust, as a condition to specified action or amendments to the applicable declaration of trust; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such Trust consistent with the applicable declaration of trust or with applicable law.
      Pursuant to each declaration of trust, the property trustee will own the debt securities purchased by the applicable Trust for the benefit of the holders of the trust preferred securities. The payment of distributions out of money held by the Trust, and payments upon redemption of trust preferred securities or liquidation of any Trust, will be guaranteed by us to the extent described under “— Trust Guarantees.”
      Certain federal income tax considerations applicable to an investment in trust preferred securities will be described in the prospectus supplement relating thereto.
      In connection with the issuance of trust preferred securities, each Trust will also issue one series of trust common securities. Each amended declaration of trust will authorize the administrative trustee of a Trust to issue on behalf of such Trust one series of trust common securities having such terms, including distribution, conversion, redemption, voting, and liquidation rights or such restrictions as shall be set forth therein. Except as otherwise provided in the prospectus supplement relating to the trust preferred securities, the terms of the trust common securities issued by such Trust will be substantially identical to the terms of the trust preferred securities issued by such Trust, and the trust common securities will rank on a parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon an event of default under the applicable declaration of trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the related Trust which issued such trust common securities. All of the trust common securities of each Trust will be directly or indirectly owned by us.
      The property trustee and its affiliates may provide customary commercial banking services to us and certain of our subsidiaries and may participate in our various financing agreements in the ordinary course of its business.
Trust Guarantees
      Set forth below is a summary of information concerning the trust guarantees that we will execute and deliver, from time to time, for the benefit of the holders of trust preferred securities. The accompanying prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the trust guarantee, which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
      General. We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantees, to pay in full, to the holders of trust preferred securities of each series, the trust guarantee payments (as defined below) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off, or counterclaim which such Trust may have or assert. The following trust guarantee payments with respect to any series of trust preferred securities (to the extent not paid by the applicable Trust) will be subject to the trust guarantees (without duplication):

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities of such series, to the extent such Trust shall have funds legally available therefor;

•	the redemption price, including all accrued and unpaid distributions, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by such Trust; and

•	upon a liquidation of such Trust (other than in connection with the distribution of debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities issued by such Trust), the lesser of:

•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities of such series to the date of payment; and

•	the amount of assets of such Trust remaining available for distribution to holders of trust preferred securities of such series in liquidation of such Trust.
      Our obligation to make a trust guarantee payment may be satisfied by our direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable Trust to pay such amounts to such holders.
      Our Covenants. In each trust guarantee, except as may be provided in an applicable prospectus supplement, we will covenant that, so long as any trust preferred securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such trust guarantee or the applicable declaration of trust, then:

•	We will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock other than:

•	purchases or acquisitions of shares of capital stock in connection with our satisfaction of obligations under any employee benefit plan;

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchases or acquisitions of shares of capital stock to be used in connection with acquisitions of capital stock by shareholders pursuant to our dividend reinvestment plan, or make any guarantee payments with respect to the foregoing; and

•	We will not make any payment of principal or premium, if any, on or repurchase any debt securities (including guarantees), issued by us which rank on a parity with or junior to such debt securities, other than at stated maturity.
      Amendment and Assignment. Except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities of any series (in which case no vote will be required), each trust guarantee with respect to any series of trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities of such series. The manner of obtaining any such approval of holders of the trust preferred securities of each series will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the applicable series of trust preferred securities then outstanding.
      Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the applicable Trust:

•	upon full payment of the redemption price of all trust preferred securities of such Trust;

•	upon distribution of the applicable debt securities held by such Trust to the holders of the trust preferred securities of such Trust; or

•	upon full payment of the amounts payable in accordance with the declaration of trust upon liquidation of such Trust.

      Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Trust must return payment of any sums paid under such trust preferred securities or such trust guarantee.
      The subordination provisions of the applicable debt securities and the trust guarantees, respectively, may provide that in the event payment is made on debt securities or the trust guarantees in contravention of such provisions, such payments will be paid over to the holders of senior debt.
      Ranking of the Trust Guarantees. Unless otherwise specified in a prospectus supplement, each trust guarantee will constitute our unsecured obligation and will rank:

•	subordinate and junior in right of payment to all of our other liabilities;

•	senior to the most senior preferred or preference stock, if any, we issue hereafter and with any guarantee we enter into hereafter in respect of any preferred or preference stock or interests of any of our affiliates; and

•	senior to our common stock.
      Each declaration of trust will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable trust guarantee.
      Each trust guarantee will constitute a guarantee of payment and not of collection. The trust guarantees will be deposited with the property trustee to be held for the benefit of any series of trust preferred securities. The property trustee will have the right to enforce the trust guarantees on behalf of the holders of any series of trust preferred securities. The holders of not less than 10% in aggregate liquidation preference of a series of trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the trust guarantee applicable to such series of trust preferred securities, including the giving of directions to the property trustee. If the property trustee fails to enforce a trust guarantee as above provided, any holder of trust preferred securities of a series to which such trust guarantee pertains may institute a legal proceeding directly against us to enforce its rights under such trust guarantee, without first instituting a legal proceeding against the applicable Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable Trust, and by complete performance of all obligations under such trust guarantee.
      Governing Law. Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.
CERTAIN TAX CONSIDERATIONS
      The applicable prospectus supplement with respect to each type of security issued under this registration statement may contain a discussion of certain tax consequences of an investment in the securities offered thereby.
PLAN OF DISTRIBUTION
      We may offer the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us to purchasers;

•	through agents; or

•	through a combination of any of these methods.

      The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.
      Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      If underwriters are used in an offering of the offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
      In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
      These transactions may be effected through the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.
      If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
      We may sell offered securities directly to one or more institutional purchasers, or through agents we designate from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      From time to time, our broker-dealers affiliates that are members of the National Association of Securities Dealers, Inc. (NASD) may participate in the distributions of the offered securities. Accordingly, offerings of securities hereunder in which our broker-dealer affiliates participate will conform with requirements set forth in Rule 2720 of the Conduct Rules of the NASD.
      If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
      In addition, shares of common stock may be issued upon conversion of or in exchange for debt securities, preferred stock or depositary shares.
      Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
      Each series of offered securities may be a new issue of securities and may have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.
ERISA CONSIDERATIONS
      Sovereign Bank, Trust and Wealth Management, a division of Sovereign Bank, provides services to several employee benefit plans. Although the majority of these plans are employee-directed 401(k) plans, we and any of our direct or indirect subsidiaries may be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to some of these employee benefit plans. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan to which we or any of our direct or indirect subsidiaries is a party in interest, unless such offered securities are acquired pursuant to an applicable exemption issued by the U.S. Department of Labor. Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel.
LEGAL MATTERS
      Stevens & Lee, Philadelphia and Reading, Pennsylvania, will act as our legal counsel and will pass upon the validity of any securities offered by this prospectus and any applicable prospectus supplement. Counsel identified in the applicable prospectus supplement will act as legal counsel to the underwriters.
EXPERTS
      The consolidated financial statements of Sovereign Bancorp, Inc. as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, and Sovereign Bancorp, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.